Exhibit (a)(1)(A)

UTSTARCOM, INC.

OFFER TO EXCHANGE

CERTAIN OUTSTANDING OPTIONS

FOR NEW OPTIONS

This document constitutes part of the prospectus relating to the UTStarcom, Inc.

1997 Stock Plan and the

2006 Equity Incentive Plan,

covering securities that have been registered under the Securities Act of 1933, as amended.

September 4, 2008

UTSTARCOM, INC.

Offer to Exchange

Certain Outstanding Options for New Options

This offer and withdrawal rights will expire at 9:00 p.m., Pacific Time, on

October 1, 2008 unless we extend them.

By this offer, UTStarcom, Inc. (“UTStarcom,” the “Company, “we,” “our,” or “us”) is giving you the opportunity to exchange some or all of your outstanding options with exercise prices of $6.00 or higher for new options with an exercise price equal to the fair market value on the exchange date, which is the day this offer expires.  If you are subject to U.S. taxation and you hold any “discount” options (that is, options with an exercise price that is lower than the fair market value of the shares on the date the options were granted), you also have the opportunity in this offer to amend your discount options to increase the exercise price to the fair market value of the shares on the date the options were granted and, if amended, to exchange the discount options for new options.

For purposes of this offer, the term “option” generally refers to an option to purchase one (1) share of our common stock.  For example, an option agreement that confers the right to purchase 1,000 shares generally is referred to as “1,000 options.”

The exchange being offered is intended to be a value-for-value exchange, whereby participants may exchange their options with exercise prices above current fair market value (which options are commonly referred to as being “underwater”) for a lesser number of options with an exercise price equal to the fair market value at the time the new options are granted.  This is not a one-for-one exchange.  If you participate in the offer, the number of new options that you will receive will depend upon the original exercise price of the eligible options that you exchange.

We will grant new options on the exchange date, which we expect to be October 1, 2008. If the offer and withdrawal rights are extended beyond October 1, 2008, the exchange date will be similarly delayed.  The new options, which will be issued under our 2006 Equity Incentive Plan, will expire on the same date as the exchanged options, or seven (7) years from the exchange date, whichever is earlier.

The new options will be subject to a new vesting period even if the exchanged options were fully or partially vested.  The new options generally will vest 50% after one year and 50% after the second year.  However, new options that will expire within two (2) years of the exchange date generally will vest 100% after one (1) year.  Vesting is conditioned upon your continued active service to the Company or one of its subsidiaries through each applicable vesting date.  Your participation in this offer is not a guarantee or promise of continued service with UTStarcom.

Our common stock is traded on the Nasdaq Global Market under the symbol “UTSI.”  On September 2, 2008, the closing price of our common stock was $3.30 per share. You should evaluate the risks related to this offer, our business, and our common stock, and review current market quotes for our common stock, among other factors, before deciding to participate in this offer.

See the “Risks of Participating in the Offer” section below for a discussion of risks that you should consider before participating in this offer.

i

IMPORTANT

If you choose to participate in the offer, you must deliver to UTStarcom a properly completed Election Form before 9:00 p.m., Pacific Time, on October 1, 2008 in one of the following ways:

•                  Submitting an on-line Election Form at http://intranet.utstar.com/Legal/Option_Exchange/ (if you have discount options, instead go to http://intranet.utstar.com/Legal/Option_Program/); or

•                  Printing out an Election Form, completing it and delivering it to us via:

•                  E-mail to equity.information@utstar.com (attaching a PDF or similar imaged document file of your Election Form);

•                  Fax to +1.510.749.1189; or

•                  If you work in Hangzhou or Shenzhen, hand delivery to Human Resources to the attention of Nellie Zhang in Hangzhou or the attention of Linda Huang in Shenzhen.

Only responses that are complete and actually received by the deadline will be accepted. UTStarcom intends to confirm the receipt of your Election Form and any Withdrawal Form by e-mail within two (2) U.S. business days. If you have not received an e-mail confirmation, it is your responsibility to confirm that we have received your Election Form or Withdrawal Form. Responses submitted by any other means, including interoffice, U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state or non-U.S. securities commission has approved or disapproved of these securities or passed judgment upon the accuracy or adequacy of this offer. Any representation to the contrary is a criminal offense.

You should direct questions about this offer and requests for additional copies of this Offer to Exchange and the other option exchange documents by e-mail to equity.information@utstar.com.

Offer to Exchange dated September 4, 2008

You should rely only on the information contained in this Offer to Exchange or documents to which we have referred you. We have not authorized anyone to provide you with different information. We are not making an offer of the new options in any jurisdiction where the offer is not permitted. However, we may, at our discretion, take any actions necessary for us to make the offer to option holders in any of these jurisdictions. You should not assume that the information provided in this Offer to Exchange is accurate as of any date other than the date as of which it is shown, or if no date is otherwise indicated, the date of this offer.  This Offer to Exchange summarizes various documents and other information. These summaries are qualified in their entirety by reference to the documents and information to which they relate.

SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS

The following are answers to some of the questions that you may have about this offer. You should carefully read this entire Offer to Exchange, the letter from Peter Blackmore, our Chief Executive Officer, dated September 4, 2008, and the election and Withdrawal Forms together with their associated instructions. This offer is made subject to the terms and conditions of these documents as they may be amended. The information in this summary is not complete. Additional important information is contained in the remainder of this Offer to Exchange and the other offer documents. We have included in this summary references to other sections in this Offer to Exchange to help you find more complete information with respect to these topics.

Q1.                            What is the offer?

A1.                             This offer is an opportunity for eligible employees to exchange their underwater options for new options with an exercise price equal to the fair market value of the shares of the Company’s common stock at the time of the exchange, which is expected to be on October 1, 2008.  The fair market value of our shares on September 2, 2008 was $3.30, which was the closing price of the shares on that day as quoted by Nasdaq.  Participation in the option exchange is voluntary.

U.S. Taxpayers:  Some of the underwater options were granted with an exercise price less than the fair market value of the Company’s common stock on the date the options were granted.  These options, which are commonly referred to as “discount” options, may result in negative tax consequences for those option holders who are subject to U.S. taxation.  This offer is an opportunity for holders of discount options to eliminate the potential negative tax consequences by electing to amend their discount options to increase the exercise price to the fair market value of the underlying shares as of the date the options were granted.  Discount options that are amended will be considered eligible for exchange into new options.  (See Section 15)

The following are some terms that are frequently used in this Offer to Exchange.

Terms Used in This Offer to Exchange:

•

“eligible employee” refers to an employee of UTStarcom or one of its subsidiaries as of the commencement of the offer who remains employed through the exchange date and resides in the United States, China, Hong Kong, India, Japan, or Korea. Our executive officers and the members of our Board of directors are not eligible employees and may not participate in the offer.

•

“eligible options” refers to options that have an exercise price greater than or equal to $6.00 per share that were granted prior to July 15, 2006 under our 1997 Stock Plan and remain outstanding and unexercised as of the expiration date.

•

“offer period” or “offering period” refers to the period from the commencement of this offer to the expiration date. This period will commence on September 4, 2008 and we expect it to end at 9:00 p.m., Pacific Time, on October 1, 2008.

•

“expiration date” refers to the date that this offer expires. This offer will expire at 9:00 p.m., Pacific Time on the expiration date. We expect that the expiration date will be October 1, 2008. We may extend the expiration date at our discretion. If we extend the offer, the term “expiration date” will refer to the date at which the extended offer expires.

•

“exchange date” is the date when exchanged options will be surrendered and cancelled and new options will be granted. We expect that the exchange date will be October 1, 2008. The exchange date will be the same U.S. business day as the expiration date. If the expiration date is extended, then the exchange date will be similarly delayed.

•	“exchanged options” refers to all options that you surrendered for exchange pursuant to this offer.

•

“new options” refers to the options to purchase shares of the Company’s common stock that are granted to you, replacing the exchanged options, pursuant to this offer. The new options will be granted on the exchange date. New options will be issued under the Company’s 2006 Equity Incentive Plan and will be subject to the terms and conditions of the plan as well as a stock option agreement between you and the Company.

Q2.                            Why is UTStarcom making this offer?

A2.                             We believe that this offer will foster retention of our valuable employees and better align the interests of our employees and stockholders to maximize stockholder value. We issued the currently outstanding options to attract and retain the best available personnel and to provide additional incentive to our employees. Most of our outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price for our stock. These options are commonly referred to as being “underwater.” By making this offer, we intend to provide eligible employees with the opportunity to replace their underwater options with new options that better reflect the current market value of the Company’s common stock. (See Section 1)

In addition, some of the underwater options also were granted with an exercise price less than the fair market value of the Company’s common stock on the date the options were granted.  These options, commonly referred to as “discount” options, create potential negative tax consequences for those option holders who are subject to U.S. taxation.  The potential negative tax consequences can be eliminated if the option holder agrees to increase the exercise price of the discount options to the fair market value of the underlying shares as of the date the options were granted.  In this offer, eligible employees with discount options who are subject to U.S. taxation may elect to increase the price of their discount options, thus eliminating the potential negative tax consequences of their discount options, and then choose to participate or not to participate in the offer to exchange these options for new options.  In any event, if an eligible employee subject to U.S. taxation desires to exchange his or her discount options, he or she must first elect to increase the exercise price of their discount options to eliminate the potential negative tax consequences.  (See Section 1)

Q3.                            When will the new options be granted?

A3.                             We will grant the new options on the exchange date. The exchange date will be the same U.S. business day as the expiration date. We expect the exchange date will be October 1, 2008.  If the expiration date is extended, the exchange date will be similarly delayed.  (See Section 7)

Q4.                            How many new options will I receive for the options that I exchange?

A4.                             The number of new options that you receive will depend on the original exercise price of your exchanged options.  We will calculate the number of your new options by dividing the number of options you exchange by the applicable exchange ratio below, and rounding any fractional option to the nearest whole option (a fractional option greater than or equal to point five zero (.50) is rounded up to the nearest whole option and a fractional option less than point five zero (.50) is rounded down to the nearest whole option).

Per Share Exercise Price of Exchanged Options	Exchange Ratio
$6.00 - $10.00	1.9-for-1
$10.01 - $15.00	3.8-for-1
$15.01 - $20.00	5.2-for-1
$20.01 - $25.00	8.2-for-1
$25.01 and higher	9.2-for-1

The exercise price of exchanged options is the exercise price set forth in the option agreement for those options.  Some employees have options that were granted with an exercise price less than the fair market value of the Company’s common stock on the date the option was granted, and in order to exchange these options an employee first will have to agree to amend the options to increase the exercise price to the fair market value of the underlying shares on the original date of grant.  Nevertheless, the original exercise price as set forth in the option agreement is the price that will be used to determine how many new options will be received in the exchange.

Please note: The exchange ratios apply to each of your option grants separately. This means that the various options you have received may have different exchange ratios, depending upon the exercise price of each of the options.

Example:  If you exchange an option to purchase 5,000 shares at an exercise price of $20.00 per share, you will receive a new option to purchase 962 shares.  This is equal to 5,000 divided by 5.2, with the result rounded to the nearest whole number.

(See Section 3)

Q5.                            What will be the exercise price of my new options?

A5.                             The purchase price of new options will be the per share closing price of the Company’s common stock on the exchange date, which we expect to be October 1, 2008, as quoted by Nasdaq.  (See Section 10)

Q6.                            When will my new options expire?

A6.                             In general, options must be exercised prior to the expiration date specified in the stock option agreement covering those options. Your new options will expire on the same date as your exchanged options, unless that date is more than seven (7) years from the exchange date, in which case your new options will expire on the seventh anniversary of the exchange date.  (See Section 10)

Q7.                            When will my new options vest and be exercisable?

A7.                             New options will vest according to the following vesting schedule, subject to your continuing to be an employee or service provider to UTStarcom or one of its subsidiaries through each relevant vesting date:

•	None of the new options will be vested on the exchange date. We expect the exchange date will be October 1, 2008.

•	50% of the new options will vest on the first anniversary of the exchange date.

•	The remaining 50% of the new options will vest on the second anniversary of the exchange date.

Notwithstanding the foregoing, if the new options will expire before the second anniversary of the exchange date, 100% of the new options will vest on the earlier to occur of (a) the first anniversary of the exchange date or (b) thirty (30) days prior to the date the new options expire.

We will make minor modifications to the vesting schedule of new options to eliminate any fractional vesting (such that a whole number of new options will vest on each vesting date); this will be done by rounding up to the nearest whole number of new options that will vest on the first vesting date and rounding down on the following vesting date.

Example:  An option to purchase 4,000 shares at an exercise price of $10.00 per share is exchanged for a new option to purchase 2,105 shares (4,000 divided by 1.9, rounded to the nearest whole number).  Assuming the new options expire more than two years after the exchange date, 1,053 new options (50% of 2,105, rounded up to the nearest whole number) will vest on the first anniversary of the exchange date and 1,052 new options  (50% of 2,105, rounded down to the nearest whole number) will vest on the second anniversary of the exchange date.

If your service with us terminates (for any reason or no reason) before all or some of your new options vest, your unvested new options will expire and may not be exercised.

(See Section 10)

Q8.                            What kind of options will the new options be?

A8.                             If you are a resident in the United States or otherwise subject to United States taxation, all of the new options are non-statutory stock options, even if your exchanged options were incentive stock options (ISOs).  If you are a resident of a country outside of the United States, your new options also will be non-statutory stock options.  We recommend that you read the tax discussion in Section 15 of this offer and discuss the personal tax consequences of incentive stock options and non-statutory stock options with your financial, legal and/or tax advisors.  (See Section 15)

Q9.                            Will I receive a stock option agreement for the new options?

A9.                             Yes. All new options will be subject to a Stock Option Award Agreement between you and UTStarcom.  The new Stock Option Award Agreement will reflect the terms described above (including the number of options, the exercise price, expiration, vesting and type of option), as well as other terms and conditions that are substantially similar to the stock option agreements for the eligible options.   The new options will be governed by the new Stock Option Award Agreement (and any country-specific appendix thereto) and the 2006 Equity Incentive Plan.  Copies of the form of Stock Option Award Agreement and the 2006 Equity Incentive Plan are attached as exhibits to the Schedule TO with which this Offer to Exchange has been filed. (See Section 10)

Q10.                     Who may participate in this offer?

A10.                       You may participate in this offer if you are an eligible employee of UTStarcom or one of its subsidiaries at the time of this offer and you remain an eligible employee of UTStarcom or one of its subsidiaries through the exchange date. Our executive officers, who are listed on Schedule A to this Offer to Exchange, and the members of our Board of Directors may not participate in the offer. (See Section 2)

Q11.                     Am I required to participate in this offer and exchange my options?

A11.                       No.  Participation in this offer is completely voluntary.  Except as provided by applicable law and/or any employment agreement between you and UTStarcom, your employment will remain “at-will” regardless of your participation in the offer. (See Section 2)

Please note that if you hold discount options and are subject to U.S. taxation, you may be subject to certain negative tax consequences should you fail to amend the discount options.  (See Section 15)

Q12.                     Which of my options are eligible?

A12.                       Your eligible options are those options that have an exercise price greater than or equal to $6.00 per share that were granted prior to July 15, 2006 under our 1997 Stock Plan and remain outstanding and unexercised as of the exchange date, currently expected to be October 1, 2008.  If you have discount options that otherwise are eligible options, you must first elect to amend the exercise price as described in A2 above in order to exchange those options.  We are sending you a listing that identifies your eligible options and/or your discount options.  (See Section 2)

Q13.                     If I participate in this offer, do I have to exchange all of my eligible options?

A13.                       No.  You may pick and choose which of your outstanding eligible options you wish to exchange. If you decide to participate in this offer, you must elect to exchange all options subject to a particular eligible option grant that you choose to exchange. This means that you may not elect to exchange only some of the options covered by any particular option grant. However, you may elect to exchange the remaining portion of an option grant that you have partially exercised.  The result is that you may elect to exchange one or more of your option grants, but you must elect to exchange all of the unexercised shares subject to each grant or none of the shares for that particular grant.  (See Section 2)

Q14.                     What if I am subject to U.S. taxation and I have eligible options that also are discount options?

A14.                       As noted in A1 above, discount options give rise to potential adverse tax consequences to options holders subject to U.S. taxation.  In particular, if you hold discount options and are subject to U.S. taxation, Section 409A of the Internal Revenue Code of 1986, as amended, and the guidance promulgated thereunder (“Section 409A”) may require you to recognize ordinary income before the discount options are exercised.  Additionally, you also may be subject to continued taxation, an additional 20% tax penalty, and interest charges in subsequent years (until the eligible option is exercised or expires) on any increase in the value of the underlying stock.  Certain states, including California, have adopted provisions similar to Section 409A under state tax law, and for option holders subject to income taxation in such states, the total tax penalties could be higher than 20% (that is, a 20% federal tax penalty and potentially a state tax penalty).  We recommend that you consult with your financial, legal and/or tax advisors regarding any tax consequences of discount options. (See Section 15)

You may, however, amend your discount options to increase the exercise price to the fair market value of the Company’s shares of common stock on the grant date, thereby eliminating the potential adverse tax consequences of such discount options.  Amended discount options become eligible options for purposes of this offer to exchange, allowing you to choose whether or not to participate in the exchange.  If you choose not to amend any of your discount options, the discount options will continue to be subject to Section 409A as well as (i) remain outstanding until they expire by their terms, (ii) retain their current exercise price, (iii) retain their current vesting schedule and (iv) retain all of the other terms and conditions as set forth in the relevant agreement related to such stock option grant.

Q15.                     What happens if I have an option that is subject to a domestic relations order or comparable legal document as the result of the end of a marriage?

A15.                       If you have an option that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and a person who is not an eligible employee of UTStarcom or one of its subsidiaries beneficially owns a portion of that option, you may tender only the portion beneficially owned by you. Any portion beneficially owned by a person who is not our employee may not be exchanged in this offer, even if legal title to that portion of the option is held by you and you are an eligible employee.

For instance, if you are an eligible employee and you hold an option to purchase 2,000 shares that is subject to a domestic relations order, 1,000 of which are beneficially owned by your former spouse, and you have exercised 500 of the remaining 1,000 shares, then you may elect to exchange the portion of the option that you beneficially own covering the outstanding 500 shares, or you may elect not to participate in the offer at all with respect to this option. This is your only choice with respect to this option.

(See Section 2)

Q16.                     How do I participate in this offer?

A16.                       If you choose to participate in this offer, you must properly complete and deliver the Election Form to us before 9:00 p.m., Pacific Time, on October 1, 2008.  You may deliver the Election Form to us by:

•                  Submitting an on-line Election Form at http://intranet.utstar.com/Legal/Option_Exchange/ (if you have discount options, instead go to http://intranet.utstar.com/Legal/Option_Program/); or

•                  Printing out an Election Form, completing it and delivering it to us via:

•                  E-mail to equity.information@utstar.com (attaching a PDF or similar imaged document file of your Election Form);

•                  Fax to +1.510.749.1189; or

•                  If you work in Hangzhou or Shenzhen, hand delivery to Human Resources to the attention of Nellie Zhang in Hangzhou or the attention of Linda Huang in Shenzhen.

There are no other acceptable methods of delivery.

To help you recall your outstanding eligible options and give you the information necessary to make an informed decision, we are sending you a listing of your outstanding option grants.  This listing will include the grant number, grant date and exercise price for your options, as well as the number of outstanding options (vested and unvested) and the expiration date of your options.  The listing will also identify for U.S. taxpayers which options, if any, are discount options that pose potential negative tax consequences.  If you do not receive a listing of your options by September 9, 2008, please immediately notify us by e-mail at equity.information@utstar.com to obtain your listing of options.  (See Section 2)

You should note that if you want to exchange any eligible options in this offer, you must exchange all of your options received in the same option grant.  If you received options in more than one option grant, you may choose to exchange or not to exchange all of the options in any given option grant.

This is a one-time offer, and we will strictly enforce the offer period.  We reserve the right to reject any options tendered for exchange within the offer period that we determine were not properly submitted or that we determine are unlawful to accept. Subject to the terms and conditions of this offer, we will accept all properly tendered options immediately after the expiration of this offer. (See Section 5)

We may extend this offer. If we extend this offer, we will issue a press release, e-mail or other communication disclosing the extension no later than 6:00 a.m., Pacific Time, on the U.S. business day following the previously scheduled expiration date. (See Section 16)

The delivery of the Election Form and any other documents is at your risk. We intend to confirm the receipt of your Election Form by e-mail within two (2) U.S. business days. If you have not received an e-mail confirmation, it is your responsibility to confirm that we have received your Election Form.  Only forms that are properly completed and actually received by the deadline will be accepted.  Election forms submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted. (See Section 5)

Q17.                     How does UTStarcom determine whether an option has been properly tendered for exchange pursuant to this offer?

A17.                       We will determine, in our discretion, all questions about the validity, form, eligibility (including time of receipt) and acceptance of any options for exchange. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any Election Form or any options tendered for exchange that we determine are not in an appropriate form or that we determine are unlawful to accept. We will accept all properly tendered options that are not validly withdrawn, subject to the terms of this offer. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured or waived by us. We have no obligation to give notice of any defects or irregularities in any Election Form and we will not incur any liability for failure to give any notice. (See Section 5)

Q18.                     Are there circumstances under which I would not be granted new options?

A18.                       Yes. If, for any reason, you are no longer an employee of UTStarcom or one of its subsidiaries on the exchange date, you will not receive any new options. Instead, you will keep your current eligible options and they will continue to be governed by their terms, including as to vesting and termination. (See Section 2)

Moreover, even if we accept your eligible options, we will not grant new options to you if we are prohibited from doing so by applicable laws. For example, we could become prohibited from granting new options as a result of changes in the SEC or Nasdaq rules. We do not anticipate any such prohibitions at this time. (See Section 14)

In addition, if you hold an option that expires after the commencement of this offer, but before the exchange date, that particular option is not eligible for exchange. As a result, if you hold options that expire before the currently scheduled exchange date or, if we extend the offer period such that the exchange date is a later date and you hold options that expire before the rescheduled exchange date, those options will not be eligible for exchange and such options will continue to be governed by their original terms. (See Section 16)

Q19.                     Once I have delivered my completed Election Form, is there anything else I must do?

A19.                       Yes.  Assuming we accept your eligible options for exchange and all other applicable conditions are satisfied, we will cancel your exchanged options and grant your new options on the exchange date.  Shortly thereafter, you will receive a new Stock Option Award Agreement covering your new options through E*Trade.  You will have to accept your new Stock Option Award Agreement as instructed on the E*Trade website before you will be able to exercise your new options.  (See Section 10)

Q20.                     Will I be required to give up all of my rights under the exchanged options?

A20.                       Yes. Once we have accepted your exchanged options and cancelled them you will no longer have any rights under those options. We intend to cancel all exchanged options on the same U.S. business day as the exchange date, which we expect will be October 1, 2008. (See Section 7)

Q21.                     What happens to my options if I choose not to participate or if my options are not accepted for exchange?

A21.                       If you choose not to participate or your options are not accepted for exchange, your existing options will (i) remain outstanding until they expire by their terms, (ii) retain their current exercise price, (iii) retain their current vesting schedule and (iv) retain all of the other terms and conditions as set forth in the relevant agreement related to such stock option grant. Notwithstanding the foregoing, if you have discount options and you elect to amend those options to change the exercise price to eliminate the potential adverse tax consequences, the exercise price of those options will change. (See Section 1)

Q22.                     Will I have to pay taxes if I participate in the offer?

A22.                       If you participate in the offer and are a U.S. taxpayer, you generally will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the exchange.  If you elect to amend your discount options to increase the exercise price of such options to the fair market value of the Company’s common stock on the date of grant, you generally also will not be required under current U.S. law to recognize income for U.S. federal income tax purposes.  Please see Section 15 for a reminder of the general tax consequences associated with options. (See Section 15)

If you participate in the offer and are subject to tax or social insurance contributions in China, Hong Kong, India, Japan, or Korea, please refer to Schedules C – G of this Offer to Exchange for a description of the tax and social insurance consequences that may apply to you. (See Schedules C – G)

You should consult with your own tax advisor to determine the personal tax consequences to you of participating in this offer. If you are a resident of or subject to the tax laws in more than one country, you should be aware that there may be additional tax and social insurance consequences that may apply to you.

Q23.                     What if UTStarcom is acquired by another company?

A23.                       Although we are not currently anticipating any such merger or acquisition, in the ordinary course of business we evaluate acquisition opportunities, and if we merge or consolidate with or are acquired by another entity, prior to the expiration of the offer, you may choose to withdraw any options which you tendered for exchange and your options will be treated in accordance with the option plan under which they were granted and your option agreement.  Further, if UTStarcom is acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your options and your rights under them will remain intact and exercisable for the time period set forth in your option agreement and you will receive no new options in exchange for them. If UTStarcom is acquired prior to the expiration of the offer but does not withdraw the offer, we (or the successor entity) will notify you of any material changes to the terms of the offer or the new options. Under such circumstances, the number of shares covered by your new options may be adjusted based on the consideration per share given to holders of our common stock in connection with the acquisition. As a result of this adjustment, you may receive new options covering more or fewer shares of the acquiror’s common stock than the number of shares subject to the eligible options that you tendered for exchange or than the number you would have received had no acquisition occurred.  (See Section 10)

A transaction could significantly increase the price of our common stock. This could result in a greater financial benefit for those option holders who did not participate in this offer and retained their original options.  (See “Risks that are Specific to this Offer” in the “Risks of Participating in the Offer” section of this Offer to Exchange)

Finally, if another company acquires us, that company may, as part of the transaction or otherwise, decide to terminate some or all of our employees before the completion of this option exchange program. Termination of your employment for this or any other reason before the exchange date means that the tender of your eligible options will not be accepted and you will keep your tendered options in accordance with their original terms.

If we are acquired after your tendered options have been accepted, cancelled, and exchanged for new options, your new options will be treated in the acquisition transaction in accordance with the terms of the transaction agreement or the terms of the Company’s 2006 Equity Incentive Plan and your new stock option agreement. (See Section 10)

Q24.                     Are there any conditions to this offer?

A24.                       Yes. The completion of this offer is subject to a number of customary conditions that are described in Section 8 of this Offer to Exchange.  If any of these conditions are not satisfied, we will not be obligated to accept and exchange properly tendered eligible options, though we may do so at our discretion. (See Section 8)

Q25.                     If you extend the offer, how will you notify me?

A25.                       If we extend this offer, we will issue a press release, e-mail or other form of communication disclosing the extension no later than 6:00 a.m., Pacific Time, on the next U.S. business day following the previously scheduled expiration date. (See Section 16)

Q26.                     How will you notify me if the offer is changed?

A26.                       If we change the offer, we will issue a press release, e-mail or other form of communication disclosing the change no later than 6:00 a.m., Pacific Time, on the next U.S. business day following the date on which we change the offer. (See Section 16)

Q27.                     Can I change my mind and withdraw from this offer?

A27.                       Yes. You may change your mind after you have submitted an Election Form and withdraw some or all of your elected options from the offer at any time before the expiration date. If we extend the expiration date, you may withdraw your election at any time until the extended offer expires. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election or Withdrawal Form we receive before the expiration date. The exception to this rule is that if we have not accepted your properly tendered options by 9:00 p.m., Pacific Time, on October 30, 2008 you may withdraw your options at any time thereafter. (See Section 6)

Q28.                     Can I change my mind about which options I want to exchange?

A28.                       Yes. You may change your mind after you have submitted an Election Form and change the options you elect to exchange at any time before the expiration date. If we extend the expiration date, you may change your election at any time until the extended offer expires. You may elect to exchange additional options, or you may choose to exchange fewer options. You may change your mind as many times as you wish, but you will be bound by the last properly completed and submitted Election Form we receive before the expiration date. Please be sure that any new Election Form you submit includes all the options with respect to which you want to accept this offer and is clearly dated after your last-submitted Election Form or Withdrawal Form. (See Section 6)

Q29.                   How do I withdraw my election?

A29.                       To withdraw your election, you must properly complete the Withdrawal Form and deliver it to UTStarcom in an acceptable manner before the expiration date.  (See Section 6)

Q30.                     What if I withdraw my election and then decide again that I want to participate in this offer?

A30.                       If you have withdrawn your election to participate and then decide again that you would like to participate in this offer, you may re-elect to participate by submitting a new, properly completed Election Form before the expiration date. (See A16 above and Section 5)

Q31.                     Are you making any recommendation as to whether I should exchange my eligible options?

A31.                       No.  We are not making any recommendation as to whether you should accept this offer. We understand that the decision whether or not to exchange your eligible options in this offer will be a challenging one for many employees. The program does carry risk (see “Risks that are Specific to this Offer” in the “Risks of Participating in the Offer” section below), and there are no guarantees that you would not ultimately receive greater value from your eligible options than from the new options you will receive in the exchange. As a result, you must make your own decision as to whether or not to participate in this offer. For questions regarding personal tax implications or other investment-related questions, you should talk to your own legal counsel, accountant, and/or financial advisor. (See Section 1 and Section 15)

Q32.                     How can I ask any questions I have about the offer, or if I need additional copies of the offer documents?

A32.                       You should direct questions about this offer and requests for additional copies of this Offer to Exchange and the other option exchange program documents by e-mail to equity.information@utstar.com. (See Section 11)

RISKS OF PARTICIPATING IN THE OFFER

Participating in the offer involves a number of risks and uncertainties, including those described below. The risks described below and under the heading entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008 filed with the SEC, which are incorporated herein by reference, highlight the material risks of participating in this offer. You should carefully consider these risks and are encouraged to speak with an investment and tax advisor as necessary before deciding to participate in the offer. In addition, we strongly urge you to read the sections in this Offer to Exchange discussing the tax and social insurance contribution consequences in the United States and the relevant schedules to this Offer to Exchange concerning the tax consequences in other jurisdictions if you reside outside the U.S. or are otherwise subject to non-U.S. taxation, as well as the rest of this Offer to Exchange for a more in-depth discussion of the risks that may apply to you before deciding to participate in the exchange offer.

In addition, this offer and our Quarterly Report referred to above contain forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements are based on current expectations, estimates, forecasts and projections about us, our future performance and the industries in which we operate as well as on our management’s assumptions and beliefs. Statements that contain words like “expects,” “anticipates,” “may,” “will,” “targets,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or variations of such words and similar expressions are forward-looking statements. In addition, any statements that refer to trends in our businesses, future financial results, and our liquidity and business plans are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks and uncertainties.  Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. We do not guarantee future results, and actual results, developments and business decisions may differ from those contemplated by those forward-looking statements.

The following discussion should be read in conjunction with the summary financial statements attached as Schedule B, as well as our financial statements and notes to the financial statements included on our most recent Forms 10-K, 10-Q and 8-K. We caution you not to place undue reliance on the forward-looking statements contained in this offer, which speak only as of the date hereof.

Risks that are Specific to this Offer

Your new options must vest over time.

Whether or not your eligible options already are vested, your new options are subject to a vesting schedule.

•                  If you do not remain an employee or service provider through your vesting dates, you will not be able to exercise the unvested options.  As a result, you may not receive the full benefit of the exchange.

•                  The price of the Company’s common stock is highly volatile.  The stock price may be higher during the vesting period when you are unable to exercise all or some of your options than during the period of time in which you can exercise your options.  As a result, you may not receive the highest possible value (or any value) for your new options because you are unable to exercise these options prior to vesting.

Depending on how much the price of our common stock increases (if at all) after the exchange date, your new options could be worth less than the exchanged options.

Because this offer is not a one-for-one exchange (meaning that you must give up a larger number of eligible options than the number of new options that you will receive in the exchange), there is a point at which your exchanged eligible options would be more valuable than your new options.  The chart below illustrates the price levels at which certain eligible options would be more valuable than new options, assuming that the new options are priced at $3.30 per share, which was the closing price of the Company’s common stock on September 2, 2008.

Eligible Option Exercise Price	Exchange Ratio	Cross-Over Stock Value	% of Closing Stock Price on September 2, 2008
$6.25	1.9-to-1	$9.53	289%
$11.07	3.8-to-1	$13.85	420%
$19.20	5.2-to-1	$22.99	697%
$20.25	8.2-to-1	$22.61	685%
$28.55	9.2-to-1	$31.63	958%

For example, if an eligible employee exchanges eligible options (including any amended discount options) with an original exercise price of $6.25 per share, the new options received by the employee in the exchange would be worth less than the exchanged options if the Company’s stock price were to reach $9.53 or more per share (that is, increase by 289% or more) before the options expire.  The actual exercise price of the new options will be determined on the exchange date, which is expected to be October 1, 2008.  If the exercise price of the new options is higher than $3.30 per share, the actual cross-over stock value would be lower than in the example; and if the exercise price of the new options is lower than $3.30 per share, the actual cross-over stock value would be higher than in the example.

For U.S. taxpayers, if you are exchanging incentive stock options (ISOs) for new options, you may incur more taxes on the sale of the shares.

All new options are non-statutory stock options.  These options are not eligible to receive the same favorable tax treatment as incentive stock options (ISOs). (In order to receive this favorable tax treatment, shares acquired through the exercise of incentive stock options cannot be sold for at least a year and a day, during which holding period the price of the shares may increase or decrease).  As a result, the point at which your exchanged options would be more valuable than your new options, on an after-tax basis, would be lower than indicated in the previous examples.

For employees in India, new options will be subject to fringe benefit tax.

If you are an India taxpayer and decide to exchange your eligible options, your new options will be subject to your payment of any employer fringe benefit tax due at the time the option is exercised.  Your eligible options are not subject to your payment of the employer’s fringe benefit tax.  (See Schedule E)

If we are acquired by or merge with another company, your new options could be worth less than your exchanged options.

A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our stock price, including significantly increasing the price of our common stock. Depending on the structure and terms of this type of transaction, option holders who elect to participate in the offer might receive less of a benefit from the appreciation in the price of our common stock resulting from the merger or acquisition. Furthermore, a transaction involving us, such as a merger or other acquisition, could result in a reduction in our workforce. If your employment terminates for any reason before your new options vest, you will not receive any value from your new options.

Tax-Related Risks

Tax effects of new options for United States taxpayers.

If you participate in the offer and are a U.S. taxpayer, you generally will not be required to recognize income for U.S. federal income tax purposes at the time of the exchange. However, you generally will have taxable ordinary income when you exercise your new options, at which time UTStarcom also will have a tax withholding obligation. The Company will satisfy all tax withholding obligations in the manner specified in your new stock option agreement. You also may have taxable capital gains when you sell the shares underlying the new options. Please see Section 15 of this Offer to Exchange for a reminder of the general tax consequences associated with options.

For U.S. taxpayers who choose not to exchange incentive stock options (ISOs), in the event we extend this offer you may have to delay disposing of the shares obtained through the exercise of ISOs in order to receive favorable tax treatment for the disposition of the shares.

As discussed in greater detail in Section 15 below under the heading “Incentive Stock Options (ISOs),” if an option holder sells shares acquired upon exercise of an incentive stock option (ISO), the tax consequences of the disposition depend upon whether the disposition is qualifying or disqualifying. The disposition of the option shares is qualifying if it is made both: (a) more than two (2) years after the date the ISO was granted; and (b) more than one (1) year after the date the ISO was exercised.  If the disposition of the option shares is qualifying, any excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain taxable to the option holder at the time of the sale and taxed at the long-term capital gain rate in effect at the time of sale.  Assuming this offer expires as currently expected on October 1, 2008, there will be no effect on ISOs that are not exchanged in this offer.

If this offer is open for thirty (30) calendar days or more, it will result in a deemed modification (and, therefore, a re-grant) of any eligible options classified as ISOs, even if you do not tender your eligible ISOs for exchange.  The offer is currently expected to remain open for twenty-nine (29) calendar days, so we do not expect there to be a deemed modification of any untendered ISOs.  If we extend the offer beyond October 1, 2008, however, all eligible options that are classified as ISOs that are not exchanged in this offer will be deemed, for federal tax purposes, to have been re-granted on September 4, 2008, the first date of the offer.  As a result, in order for a disposition of the option shares to be qualifying, the disposition would have to be made more than two (2) years after the first date of the offer.  Therefore, if you choose not to exchange any of your eligible ISOs and we extend the offer, you must wait to sell or otherwise dispose of the shares subject to your option until the passage of more than two (2) years from the new deemed option grant date and more than one (1) year after the exercise of the option.

Tax effects of new options for non-U.S. residents.

China residents and/or citizens please see Schedule C.

Hong Kong residents please see Schedule D.

India residents please see Schedule E.

Japan residents please see Schedule F.

Korea residents please see Schedule G.

Tax-related risks for tax residents of multiple countries.

If you are a resident or citizen of more than one country, you should be aware that there might be tax and social insurance consequences for more than one country that may apply to you. We strongly recommend that you consult with your own advisors to discuss the consequences to you of this transaction.

Risks Relating to Our Business, Generally

We continue to experience operating losses and do not have sufficient liquidity to execute our business plan or to continue our operations without obtaining additional funding. Our ability to obtain additional funding is not assured.

Please refer to Management’s Discussion and Analysis of “Liquidity and Capital Resources” included under Part I, Item 2 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 for a discussion of the factors that raise doubt as to our ability to continue as a going concern, including, among other things, our continuing operating losses, generally declining amount of cash and cash equivalents, and reduced and expiring credit facilities.  This uncertainty as to our ability to continue as a going concern caused our independent registered public accounting firm to include an explanatory paragraph highlighting this uncertainty in their “Report of Independent Registered Public Accounting Firm” dated February 29, 2008 included in “Part II, Item 8-Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2007.

As a result of the sale of UTStarcom Personal Communications LLC, a wholly-owned subsidiary of the Company (“PCD”) on July 1, 2008, management believes the Company now has sufficient liquidity to finance its working capital and capital expenditure requirements for the next twelve months.

Management will continue to implement its liquidity plans, which include divesting other noncore assets or operations and obtaining loans from financial institutions. If we cannot successfully implement our liquidity plans, it may be necessary for us to make significant changes to our business plan in order to maintain adequate liquidity beyond the next twelve months. In addition, various other matters may impact our liquidity such as:

•                  changes in financial market conditions or our business condition that could limit our access to existing credit facilities or make new financings more costly or even unfeasible;

•                  inability to achieve planned operating results that could increase liquidity requirements beyond those considered in our business plan; and

•                  changes in China’s currency exchange control regulations that could limit our ability to access cash in China to meet liquidity requirements for our operations in China or elsewhere.

Although management has developed liquidity plans, we may have difficulty maintaining existing relationships, or developing new relationships, with suppliers or vendors as a result of our financial condition. Our suppliers or vendors could choose to provide supplies or services to us on more stringent payment terms than those currently in place, such as by requiring advance payment or payment upon delivery of such supplies or services, which would have an adverse impact on our short-term cash flows. As a result, our ability to retain current customers, attract new customers and maintain contracts that are critical to our operations may be adversely affected.

Thus, our ability to continue as a going concern beyond the next twelve months and until we generate sustained profits and/or positive cash flows from operations is subject to our ability to successfully divest noncore assets or operations and/or obtain loans from financial institutions. Our continuing operating losses increase the difficulty of our meeting such goals and our efforts to continue as a going concern may not prove successful.

Any failure by us to execute successfully on our business plan, including our cost reduction strategy, could result in total costs and expenses that are greater than expected which would adversely affect our operating results.

Management has undertaken a significant review of our business and has developed an operating plan that it believes will address our cash requirements for the next 12 months. In addition to increasing our liquidity through the divestiture of our noncore assets or operations and obtaining loans, as discussed above, we anticipate continuing to take rebalancing actions, including work force reductions, as needed to bring operational expenses to appropriate levels for each of our businesses and to address our cash flow requirements.  During the quarter ended March 31, 2008, we substantially completed the restructuring plan approved by our Board of Directors in October 2007, having reduced our worldwide work force by approximately 800 employees, or approximately 12% of the Company’s headcount.  We expect cost savings from planned restructuring activities to provide liquidity for operations, to be used to offset market forces or to be reinvested in our businesses to strengthen our competitiveness, but we cannot be certain that we will be successful in these efforts. Significant risks associated with these actions and other workforce management issues that may impair our ability to successfully implement our business plan and achieve anticipated cost reductions or that may otherwise harm our business include delays in implementation of any further workforce reductions in highly regulated locations outside of the United States, particularly in Europe and Asia, redundancies among restructuring programs, decreases in employee morale and the failure to meet operational targets or respond rapidly to future growth opportunities due to the loss of employees, particularly sales employees. Moreover, our management must devote significant time and attention to any corporate restructuring, and, if it becomes necessary to undertake additional restructuring measures, management may not be able to devote sufficient time and attention to our core operations. If we are unable to realize the anticipated benefits of the completed cost reductions, or if it becomes necessary to undertake additional restructuring measures, our results of operations will be harmed. In addition, our ability to retain key employees may be adversely affected by our restructuring plans.

We may not realize the anticipated benefits of any divestitures that we undertake.

We divested PCD, one of our noncore operations (and the assets associated with this operation) in July 2008. There is no assurance that the anticipated benefits of this divestiture, including without limitation the receipt of any earnout payment based on the achievement of cumulative earnings levels by PCD, and any other divestitures we may undertake in the future will be realized.

We may have to sell our securities.

If we cannot meet our liquidity needs through improved operating results, the divestiture of our noncore assets or operations, or by obtaining loans from financial institutions, we may have to sell our securities, which would dilute the ownership of our stockholders.  Our ability to sell our securities is not assured.

Our failure to successfully implement an enhanced version of our enterprise resource planning system could result in material financial misstatements and/or cause delays in our filings.

During the first quarter of 2008, we implemented an enhanced version of our enterprise resource planning system.  Because we have not yet completed the testing of the system, certain additional processes have been required in connection with the preparation of our condensed consolidated financial statements. These additional processes have increased the time otherwise needed by us to prepare our condensed consolidated financial statements.  For example, the additional time needed to prepare our condensed consolidated financial statements for the first quarter of 2008 caused us to file, pursuant to SEC Rule 12b-25, for an extension for the filing of the Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.  In addition to increasing the amount of time it takes us to prepare our condensed consolidated financial statements, the additional processes also may increase the risk of errors in our condensed consolidated financial statements. Our ability to prepare accurate and timely consolidated financial statements already had been identified as a material weakness by management in its assessment of the Company’s internal controls over financial reporting as of December 31, 2007.  We continue to test the enhancements to our enterprise resource planning systems so that the additional processes it is causing will no longer be necessary, but until we have successfully tested the system, and there is no assurance that we will be successful in this regard, the Company and its stockholders are subject to the risks associated with late filings, material misstatements to the quarterly and annual consolidated financial statements and/or financial restatements, any of which could cause investors to lose confidence in our reported financial information and lead to a decline in our stock price.

We face risks related to possible violations of the Foreign Corrupt Practices Act.

In December 2005, the U.S. Embassy in Mongolia informed us that it had forwarded to the Department of Justice (the “DOJ”) allegations that an agent of our Mongolia joint venture had offered payments to a Mongolian government official in possible violation of the Foreign Corrupt Practices Act (the “FCPA”). We, through our Audit Committee, authorized an independent investigation into possible violations of the FCPA, and we have been in contact with the DOJ and the Securities and Exchange Commission (the “SEC”) regarding the investigation. The investigation has identified possible FCPA violations in Mongolia, Southeast Asia, India and China, as well as possible violations of U.S. immigration laws. The DOJ has requested that the Company voluntarily produce documents related to the investigation, the SEC has subpoenaed the Company for documents, and we have received a Grand Jury Subpoena requiring the production of documents related to one aspect of the DOJ investigation, that is, certain training programs we have sponsored. The Company has executed tolling agreements extending the statute of limitations for the FCPA issues under investigation by the SEC and the DOJ and the immigration issues under investigation by the DOJ.

At this time, we cannot predict when the FCPA inquiries will be completed or what the outcome of these inquiries will be. These inquiries could harm relationships with existing customers and our ability to obtain new customers and partners. If the SEC or the DOJ makes a determination that we have violated federal laws, we may face severe criminal and civil sanctions including, but not limited to, fines, disgorgement and an injunction. These inquires also could result in regulatory proceedings, and thus potentially adverse findings, that could require us to pay damages or penalties or have other remedies imposed upon us. In addition, it is possible that the findings and outcome of any of these inquiries and any subsequent regulatory proceedings may affect other lawsuits that are pending and we cannot guarantee that new lawsuits related to the matters under inquiry will not be filed. Thus, any adverse findings or other negative outcomes of these inquiries with respect to the possible FCPA violations could adversely affect our business, results of operations, financial position and cash flows, and ultimately our stock price.

Adverse resolution of pending civil litigation may harm our operating results or financial condition.

We are a party to lawsuits in the normal course of our business. In addition to litigation in the ordinary course of business, we and various of our executive officers and directors are currently named defendants in various actions arising from or relating to our past accounting restatements, our past stock option award practices and the allocation of shares by our underwriters in our initial public offering. This litigation is, and any future additional litigation could be, time consuming and expensive, could divert our management’s attention away from our regular business, and if any one of these lawsuits is adversely resolved against us, could have a material adverse effect on our financial condition and liquidity. Moreover, the results of complex legal proceedings are difficult to predict. For additional information regarding certain of the matters in which we are involved, see “Part II, Item 1 Legal Proceedings” of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

Our future product sales are unpredictable and, as a result, our operating results are likely to fluctuate from quarter to quarter.

Our quarterly and annual operating results have fluctuated in the past and are likely to fluctuate in the future due to a variety of factors, some of which are outside of our control. Factors that may affect our future operating results include:

•                  the timing and size of the orders for our products;

•                  consumer acceptance of new products we may introduce to market;

•                  changes in the growth rate of customer purchases of communications services;

•                  the lengthy and unpredictable sales cycles associated with sales of our products;

•                  revenue recognition, which is based primarily on customer acceptance of delivered products, is unpredictable;

•                  cancellation, deferment or delay in implementation of large contracts;

•                  quality issues resulting from the design or manufacture of the products, or from the software used in the product;

•                  cash collection cycles in China and other emerging markets;

•                  reliance on product, software and component suppliers who may constitute a sole source of supply or may have going concern issues;

•                  the decline in business activity we typically experience during the Chinese Lunar New Year, which leads to decreased sales and collections during our first fiscal quarter;

•                  issues that might arise from the integration of acquired entities or divestiture of noncore assets or operations and the inability to achieve expected results from such acquisitions or divestitures;

•                  shifts in our product mix or market focus; and

•                  availability of adequate liquidity to implement our business plan.

As a result of these and other factors, period-to-period comparisons of our operating results are not necessarily meaningful or indicative of future performance. In addition, the factors noted above may make it difficult for us to forecast our projected financial performance. Furthermore, it is possible that in some future quarters our operating results will fall below our internal forecasts, public guidance or the expectations of securities analysts or investors. If this occurs, the trading price of our common stock could decline.

Competition in our markets may lead to reduced prices, revenues and market share.

We face intense competition, and will continue to face intense competition, from both domestic and international companies in our target markets, many of which may operate under lower cost structures and have much larger sales forces than we do. Additionally, other companies not presently offering competing products may also enter our target markets. Many of our competitors have significantly greater financial, technical, product development, sales, marketing and other resources than we do. As a result, our competitors may be able to respond more quickly to new or emerging technologies and changes in service provider requirements. Our competitors may also be able to devote greater resources than we can to the development, promotion and sale of new products. These competitors may be able to offer significant financing arrangements to service providers, which may give them a competitive advantage in selling systems to service providers with limited financial resources. In many of the developing markets in which we operate or intend to operate, relationships with local governmental telecommunications agencies are important to establish and maintain through permissible means. In many such markets, our competitors may have or be able to establish better relationships with local governmental telecommunications agencies than we have, which could result in their ability to influence governmental policy formation and interpretation to their advantage. Additionally, our competitors might have better relationships with their third party suppliers and obtain component parts at reduced rates, allowing them to offer their end products at reduced prices. Moreover, the telecommunications and data transmission industries have experienced significant consolidation, and we expect this trend to continue. If we have fewer significant customers, we may be more reliant on such large customers and our bargaining position and profit margins may suffer.

Increased competition is likely to result in price reductions, reduced gross profit as a percentage of net sales and loss of market share, any one of which could materially harm our business, cash flows and financial condition, including potential impairment in value of our tangible and intangible assets if extended losses were incurred. In order to be competitive, we must continually reduce the cost of manufacturing our products through design and engineering changes and other cost control measures. We may not be successful in these efforts or in delivering our products to market in a timely manner. In addition, any redesign may not result in sufficient cost reductions to allow us to reduce the prices of our products to remain competitive or to improve or maintain our gross profit as a percentage of net sales, which would cause our financial results to suffer.

Our overall financial performance continues to depend in large part upon our China subsidiaries.

Approximately 23% of our sales were generated in China in 2007, as compared to approximately 32% of our sales in 2006. Although China now accounts for a smaller portion of our overall sales, we have made substantial investments in China and, therefore, our business, financial condition and results of operations are to a significant degree subject to economic, political, legal and social developments and other events in China. In addition, we recently had significant changes within our senior management team in China, and our current senior management team as a whole does not have the same degree of experience in China as our senior management team had in the past. If our current senior management in China cannot maintain and /or establish key relationships with customers, governmental entities and others in China, our business in China may decline significantly. If our business in China declines, our financial condition, results of operations and cash flows may be significantly harmed.

The average selling prices of our products may decrease, which may reduce our revenues and our gross profit.

The average selling prices for communications access and switching systems and handsets have historically declined as a result of a number of factors, including:

•                  increased competition;

•                  aggressive price reductions by competitors;

•                  rapid technological change; and

•                  constant change in customer buying behavior and market trends.

The average selling prices of our products may continue to decrease in the future in response to product introductions by us or our competitors or other factors, including price pressures from customers. Certain of our products, including wireless handsets, historically have had low gross profit margins, and any further deterioration of our profit margins on such products could result in losses with respect to such products. Therefore, we must continue to develop, source and introduce new products and enhancements to existing products that incorporate features that can be sold at higher average selling prices. Failure to do so, or the failure of consumers or our direct customers to accept such new products, could cause our revenues and gross profit to decline.

Our market is subject to rapid technological change, and to compete effectively, we must continually introduce new products and product enhancements that achieve market acceptance.

The market for communications equipment is characterized by rapid technological developments, frequent new product introductions, changes in consumer preferences and evolving industry and regulatory standards. Our success will depend in large part on our ability to enhance our technologies and develop and introduce new products and product enhancements that anticipate changing service provider requirements, technological developments and evolving consumer preferences. We may need to make substantial capital expenditures and incur significant research and development costs to develop and introduce new products and enhancements. If we fail to develop and introduce new products or enhancements to existing products that effectively respond to technological change on a timely basis, our business, financial condition and results of operations could be materially adversely affected. Certain of our products, including wireless handsets, have a short product life. Moreover, from time to time, our competitors or we may announce new products or product enhancements, technologies or services that have the potential to replace or shorten the life cycles of our products and that may cause customers to defer purchasing our existing products, resulting in charges for inventory obsolescence reserves. Future technological advances in the communications industry may diminish or inhibit market acceptance of our existing or future products or render our products obsolete. Even if we are able to develop and introduce new products, they may not gain market acceptance. Market acceptance of our products will depend on various factors, including:

•                  our ability to obtain necessary approvals from regulatory organizations within the countries in which we operate and for any new technologies that we introduce;

•                  the length of time it takes service providers to evaluate our products, causing the timing of purchases to be unpredictable;

•                  the compatibility of our products with legacy technologies and standards existing in previously deployed network equipment;

•                  our ability to attract customers who may have pre-existing relationships with our competitors;

•                  product pricing relative to performance;

•                  the level of customer service available to support new products; and

•                  the timing of new product introductions meeting demand patterns.

If our products fail to obtain market acceptance in a timely manner, our business and results of operations could suffer.

We depend on some sole source and key suppliers for handsets, base stations, components and materials used in our products. If we cannot secure from these suppliers adequate supplies of high quality products at competitive prices or in a timely manner, or if these suppliers successfully market their products directly to our customers, our competitive position, reputation and business could be harmed.

We have contracts with a limited group of suppliers to purchase certain components and materials used in our products. If any supplier is unwilling or unable to provide us with high-quality components and materials in the quantities required and at the costs specified by us, we may not be able to find alternative sources on favorable terms, in a timely manner, or at all. For example, chipsets used in certain of our handsets are provided by a sole source supplier. If we had to begin using chipsets from another supplier for any reason, we would have to re-engineer our handsets to be compatible with the new chipset, which could cause delays in the manufacturing and shipping of our handsets. Further, a supplier could market its products directly to our customers. The possibility of a supplier marketing its own products would create direct competition and may affect our ability to obtain adequate supplies. Our inability to obtain or to develop alternative sources if and as required could result in delays or reductions in manufacturing or product shipments. From time to time, there could be shortages of certain products or components. Moreover, our suppliers may supply us with inferior quality products. If an inferior product supplied by a third party is embedded in our end product and causes a problem, it might be difficult to identify the source of the problem as being due to the component parts. If any of these events occur, our competitive position, reputation and business could suffer.

Our ability to source a sufficient quantity of high-quality, cost-effective components used in our products may also be limited by import restrictions and duties in the foreign countries in which we manufacture our products. We require a significant number of imported components to manufacture our products, and imported electronic components and other imported goods used in the operation of our business may be limited by a variety of permit requirements, approval procedures, patent infringement claims, import duties and licensing requirements. As an example, a recent court case between a third party and one of our suppliers involved a patent dispute potentially restricting the importation of handsets into the U.S. While this case has been resolved in the supplier’s favor at the trial court level, our supply of products could be affected by similar cases in the future. Moreover, import duties on such components increase the cost of our products and may make them less competitive.

Our global diversification strategy has strained our resources and subjects us to various economic, political, regulatory and legal risks.

We market and sell our products globally. The expansion of our existing multinational operations and entry into new markets requires significant management attention and financial resources. To manage our global diversification strategy, we will need to take various actions, including:

•                  enhancing management information systems, including forecasting procedures;

•                  further developing our operating, administrative, financial and accounting systems and controls;

•                  managing our working capital and sources of financing;

•                  maintaining close coordination among our engineering, accounting, finance, marketing, sales and operations organizations;

•                  retaining, training and managing our employee base;

•                  enhancing human resource operations and improving employee hiring and training programs;

•                  reorganizing our business structure to more effectively allocate and utilize our internal resources;

•                  improving and sustaining our supply chain capability; and

•                  managing both our direct and indirect sales channels in a cost-efficient and competitive manner.

If we fail to implement or improve systems or controls or to manage any future growth and transformation effectively, our business could suffer.

Furthermore, multinational operations are subject to a variety of risks, such as:

•                  the complexity of complying with a variety of foreign laws and regulations;

•                  the complexity of complying with United States laws and regulations for foreign operations, including the Foreign Corrupt Practices Act;

•                  difficulty complying with continually evolving and changing global product and communications standards and regulations for both our end products and their component technology;

•                  market acceptance of our new products, including longer product acceptance periods in new markets into which we enter;

•                  reliance on local original equipment manufacturers (“OEMs”), third party distributors and agents to effectively market and sell our products;

•                  unusual contract terms required by customers in developing markets;

•                  changes to import and export regulations, including quotas, tariffs, licensing restrictions and other trade barriers;

•                  the complexity of compliance with complex and varying taxation requirements of multiple jurisdictions;

•                  evolving and unpredictable nature of the economic, regulatory, competitive and political environments;

•                  reduced protection for intellectual property rights in some countries;

•                  unproven business operation models developed or operated in specific countries or regions;

•                  longer accounts receivable collection periods; and

•                  difficulties and costs of staffing, monitoring and managing multinational operations, including but not limited to internal controls and compliance.

In addition, many of the global markets are less developed, presenting additional economic, political, regulatory and legal risks unique to developing economies, such as the following:

•                  customers that may be unable to pay for our products in a timely manner or at all;

•                  new and unproven markets for our products and the telecommunications services that our products enable;

•                  lack of a large, highly trained workforce;

•                  difficulty in controlling local operations from our headquarters;

•                  variable ethical standards and an increased potential for fraud;

•                  unstable political and economic environments; and

•                  lack of a secure environment for our personnel, facilities and equipment.

In particular, these factors create the potential for physical loss of inventory and misappropriation of operating assets. We have in the past experienced cases of vandalism and armed theft of our equipment that had been or was being installed in the field. If disruptions for any of these reasons become too severe in any particular market, it may become necessary for us to terminate contracts and withdraw from that market and suffer the associated costs and lost revenue.

Our success depends on continuing to hire and retain qualified personnel, including senior managers. If we are not successful in attracting and retaining these personnel and in managing key employee turnover, our business will suffer.

The success of our business depends in significant part upon the continued contributions of key technical and senior management personnel, many of whom would be difficult to replace. The loss of a key employee, the failure of a key employee to perform satisfactorily in his or her current position or our failure to attract and retain other key technical and senior management employees could have a significant negative impact on our operations. This is particularly the case in China, where we recently have had significant changes within our senior management team.

Notwithstanding our recent workforce restructurings, to effectively manage our operations, we will need to recruit, train, assimilate, motivate and retain qualified employees both locally and internationally. Competition for qualified employees is intense, and the process of recruiting personnel in all fields, including technology, research and development, sales and marketing, administration and management with the combination of skills and attributes required to execute our business strategy can be difficult, time-consuming and expensive. As we grow globally, we must implement hiring and training processes that are capable of quickly deploying qualified local residents to knowledgeably support our products and services. Alternatively, if there is an insufficient number of qualified local residents available, we might incur substantial costs importing expatriates to service new global markets. For example, we have historically experienced difficulty finding qualified accounting personnel knowledgeable in both U.S. and Chinese accounting standards who are Chinese residents. If we fail to attract, hire, assimilate or retain qualified personnel, our business would be harmed. Competitors and others have in the past, and may in the future, attempt to recruit our employees. In addition, companies in the telecommunications industry whose employees accept positions with competitors frequently claim that the competitors have engaged in unfair hiring practices. We may be the subject of these types of claims in the future as we seek to hire qualified personnel. Some of these claims may result in material litigation and disruption to our operations. We could incur substantial costs in defending ourselves against these claims, regardless of their merit.

Currency rate fluctuations and exchange controls may adversely affect our cash flow and operating results.

Our business is subject to risk from changing foreign exchange rates because we conduct a substantial part of our business in a variety of currencies other than the U.S. Dollar.  Historically, the majority of our sales have been made in China and denominated in Renminbi, and during 2007 and 2006 we also made significant sales denominated in Japanese Yen, Euros, Indian Rupees and Canadian Dollars.  Additionally, we have exposures to emerging market currencies, which can have extreme currency volatility. Although we could attempt to manage foreign currency exposures using forward and option contracts to hedge against the risk of the eventual net cash inflows and outflows resulting from foreign currency denominated transactions with customers, suppliers, and non-U.S. subsidiaries, we are not currently hedging such transactions. Furthermore, we would be limited in our ability to hedge our exposure to rate fluctuations in certain currencies, including the Renminbi, on account of governmental currency exchange control regulations that restrict currency conversion and remittance.  Thus, even if we engage in hedging activities in the future, there is no assurance that we would be successful in minimizing the impact of foreign currency fluctuations. As a result, fluctuations in foreign currencies may have a material impact on our business, results of operations and financial condition.

We may not be able to take advantage of acquisition opportunities or achieve the anticipated benefits of completed acquisitions.

We have in the past acquired certain businesses, products and technologies.  We will continue to evaluate acquisition prospects that would complement our existing product offerings, augment our market coverage, enhance our technological capabilities, or that may otherwise offer growth opportunities. To the extent we may desire to raise additional funds for purposes not currently included in our business plan, such as to take advantage of acquisition opportunities or otherwise develop new or enhanced products, respond to competitive pressures or raise capital for strategic purposes, there is no assurance that additional financing for these or other purposes would be available on acceptable terms or at all. If we raise additional funds through the issuance of equity securities, our stockholders will experience dilution of their ownership interest, and the newly issued securities may have rights superior to those of common stock. If we raise additional funds by issuing debt, our ability to meet our debt service obligations will be dependent upon our future performance, which will be subject to financial, business and other factors affecting our operations, many of which are beyond our control, we may be subject to limitations on our operations, and our leverage may increase.  In addition, acquisitions involve numerous risks, including difficulties in the assimilation of operations, technologies, products and personnel of the acquired company, diversion of management’s attention from other business concerns, risks of entering markets in which we have no direct or limited prior experience, the potential loss of key employees of the acquired company, unanticipated costs and, in the case of the acquisition of financially troubled businesses, challenges as to the validity of such acquisitions from third party creditors of such businesses.

We may be unable to adequately protect the loss or misappropriation of our intellectual property, which could substantially harm our business.

We rely on a combination of patents, copyrights, trademarks, trade secret laws and contractual obligations to protect our technology. We have applied for patents in the United States and internationally. Additional patents may not be issued from our pending patent applications, and our issued patents may not be upheld. In addition, we have, from time to time, chosen to abandon previously filed patent and trademark applications. Moreover, we may face difficulties in registering our existing trademarks in new jurisdictions in which we operate, and we may be forced to abandon or change product or service trademarks because of the unavailability of our existing trademarks or because of oppositions filed or legal challenges to our trademark filings. We cannot guarantee that the intellectual property protection measures that we have taken will be sufficient to prevent misappropriation of our technology or trademarks or that our competitors will not independently develop technologies that are substantially equivalent or superior to ours. In addition, the legal systems of many foreign countries do not protect or honor intellectual property rights to the same extent as the legal system of the United States. For example, in China, the legal system in general, and the intellectual property regime in particular, are still in the development stage. It may be very difficult, time-consuming and costly for us to attempt to enforce our intellectual property rights in these jurisdictions.

We may be subject to claims that we infringe the intellectual property rights of others, which could substantially harm our business.

The industry in which we compete is moving towards aggressive assertion, licensing, and litigation of patents and other intellectual property rights. From time to time, we have become aware of the possibility or have been notified that we may be infringing certain patents or other intellectual property rights of others. Regardless of their merit, responding to such claims could be time consuming, divert management’s attention and resources and cause us to incur significant expenses. In addition, although some of our supplier contracts provide for indemnification from the supplier with respect to losses or expenses incurred in connection with any infringement claim, certain contracts with our key suppliers do not provide for such protection. Moreover, certain of our sales contracts provide that we must indemnify our customers against claims by third parties for intellectual property rights infringement related to our products. There are no limitations on the maximum potential future payments under these guarantees. Therefore, we may incur substantial costs related to any infringement claim, which may substantially harm our results of operations and financial condition.

We have been and may in the future become subject to litigation to defend against claimed infringements of the rights of others or to determine the scope and validity of the proprietary rights of others. Future litigation may also be necessary to enforce and protect our patents, trade secrets and other intellectual property rights. Any intellectual property litigation or threatened intellectual property litigation could be costly, and adverse determinations or settlements could result in the loss of our proprietary rights, subject us to significant liabilities, require us to seek licenses from or pay royalties to third parties which may not be available on commercially reasonable terms, if at all, and/or prevent us from manufacturing or selling our products, which could cause disruptions to our operations.

In the event that there is a successful claim of infringement against us and we fail to develop non-infringing technology or license the proprietary rights on commercially reasonable terms and conditions, our business, results of operations and financial condition could be materially and adversely impacted.

The impact of potential United States patent reform legislation, USPTO reforms, and third party legal proceedings may adversely impact our intellectual property.

Changes to certain United States patent laws and regulations may occur in the future, some or all of which may impact our intellectual property, specifically our patent costs, the scope of future patent coverage we secure, and damages we may be awarded in patent litigation. Currently pending legislation in the U.S. Congress, titled the Patent Reform Act of 2007, would modify U.S. patent laws relating to, among other things, how patent damages are calculated, the procedures for challenging issued patents, and where patent lawsuits can be filed in the United States. Final administrative rule changes issued by the U.S. Patent and Trademark Office (USPTO), the implementation of which rule changes currently is subject to a court-ordered injunction, would modify the U.S. patent application process, including current practices with respect to continuing applications. Additionally, there have been recent U.S. Supreme Court and other court rulings relating to, among other things, the standard for determining whether an invention is obvious, which is a key issue when assessing patentability, the ability of a patent holder to obtain injunctive relief against infringers, and the ability of patent licensees to challenge the patents under which they are licensed. The ruling concerning injunctive relief may make it more difficult, under some circumstances, for us to enjoin a party that has been found to infringe one or more of our patents.  Any or all of these proposed statutory or regulatory changes or court rulings may materially and adversely impact our ability to assert our rights in our intellectual property either defensively or against potential infringers.

We are subject to risks related to our financial and strategic investments in third party businesses.

From time to time we make financial and/or strategic investments in third party businesses. We cannot be certain that such investments will be successful. In certain instances we have lost part or all of the value of such investments, resulting in a financial loss and/or the loss of potential strategic opportunities. If we have to write-down or write-off such investments, or if potential strategic opportunities do not develop as planned, our financial performance may suffer. Moreover, these investments are often illiquid, such that it may be difficult or impossible for us to monetize such investments.

In certain cases, we have invested in third party businesses that are outside of the United States. In such cases, even if we are able to successfully liquidate such investments, it may be difficult for us to repatriate the proceeds of such investments to the United States in a prompt manner due to restrictions imposed by the local laws of the jurisdictions in which we invest. If we are unable to repatriate the proceeds of our investments promptly as needed, our business could suffer.

Our wireless handset products are subject to a wide range of environmental, health and safety laws, and may expose us to potential health and environmental liability claims.

Our handset products are subject to a wide range of environmental, health and safety laws, including laws relating to the use, disposal and clean up of, and human exposure to, hazardous substances. In the United States, these laws often require parties to fund remedial action regardless of fault. Factors such as the discovery of additional contaminants, the extent of remediation and compliance expenses, and the imposition of additional clean up obligations could cause us to incur substantial costs relating to remediation activities. Compliance with existing or future environmental, health and safety laws could also cause us to incur substantial costs relating to such compliance, including the expense of modifying product designs and manufacturing processes. In addition, restrictions on the use of certain materials in our facilities or products in the future could have a negative impact on our operations.

Additionally, there have been claims made alleging a link between the use of wireless handsets and the development or aggravation of certain cancers, including brain cancer. The scientific community is divided on whether there is a risk from wireless handset use, and if so, the magnitude of the risk. Even if there is no link established between wireless handset use and cancer, the negative publicity and possible litigation could have a material adverse effect on our business. In the past, several plaintiffs’ groups have brought class actions against wireless handset manufacturers and distributors, alleging that wireless handsets have caused cancer. To date, we have not been named in any of these actions and none of these actions has been successful. In the future we could incur substantial costs in defending ourselves against similar claims, regardless of their merit. Also, claims may be successful in the future and may have a material adverse effect on our business.

Furthermore, there have been claims made alleging a link between the use of Bluetooth enabled mobile phone handsets and noise-induced hearing loss. To date, we have not been named in any of these actions. In the future we could incur substantial costs in defending ourselves against similar claims, regardless of their merit. Also, claims may be successful in the future and may have a material adverse effect on our business.

We are subject to a wide range of environmental, health and safety laws and efforts to comply with such laws may be costly and may adversely impact our financial performance.

Our operations and the products we manufacture and/or sell are subject to a wide range of global environmental, health and safety laws. Compliance with existing or future environmental, health and safety laws could subject us to future costs, liabilities, impact our production capabilities, constrict our ability to sell, expand or acquire facilities and generally impact our financial performance. Some of these laws relate to the use, disposal, clean up of, and exposure to, hazardous substances. In the United States, laws often require parties to fund remedial studies or action regardless of fault. Over the last several years, the European Union (the “EU”) countries have enacted environmental laws regulating electronic products. For example, beginning July 1, 2006, our products have been subject to laws that mandate the recycling of waste in electronic products sold in the EU and that limit or prohibit the use of certain substances in electronic products. Other countries outside of Europe are expected to adopt similar laws. We may incur additional expenses to comply with these laws.

We may incur costs and expenses as a result of our past stock option granting practices.

We may incur costs and expenses greater than expected with respect to past awards of discount stock options to employees.  Employees who were awarded options at a discount from fair market value and were totally or partially unvested as of December 31, 2004, may be subject to taxation before exercise, a federal penalty tax under Section 409A and corresponding states taxes. However, there is no guarantee that we will be successful in addressing all of our employees’ potential adverse tax consequences without us having to incur additional cash or noncash compensation expense. Furthermore, such actions, or the failure of such actions, may require the Company to incur substantial expenses for legal, accounting, tax and other professional services and may divert management’s attention from our business, which could in the future harm our business, financial condition, results of operations and cash flows.

We may experience a variety of unanticipated events, such as litigation or product defect or quality issues, that divert management’s attention from our business and/or result in costs and expenses that could adversely affect our operating results.

Product defects or performance quality issues could cause us to lose customers and revenue or to incur unexpected expenses.  Many of our products are highly complex and may have quality deficiencies resulting from the design or manufacture of such product, or from the software or components used in the product. Often these issues are identified prior to the shipment of the products and may cause delays in market acceptance of our products, delays in shipping products to customers, or the cancellation of orders. In other cases, we may identify the quality issues after the shipment of products. In such cases, we may incur unexpected expenses and diversion of resources to replace defective products or correct problems. Such pre-shipment and post-shipment quality issues could result in delays in the recognition of revenue, loss of revenue or future orders, and damage to our reputation and customer relationships. In addition, we may be required to pay damages for failed performance under certain customer contracts, and may receive claims from customers related to the performance of our products.

Business interruptions could adversely affect our business.

Our operations are vulnerable to interruption by fire, earthquake, power loss, telecommunications failure, external interference with our information technology systems, incidents of terrorism and other events beyond our control that affect us, either directly or indirectly through one or more of our key suppliers. For example, our Hangzhou manufacturing facility’s ability to produce sufficient products is dependent upon a continuous power supply. However, the Hangzhou facility has in the past been subject to power shortages, which has affected our ability to produce and ship sufficient products. Also, our operations in Alameda, California and China are located in areas prone to earthquakes. We do not have a detailed disaster recovery plan, and the occurrence of any events like these that disrupt our business could harm our business and operating results.

We also may be adversely impacted by the recent earthquake in Sichuan Province, China.  Depending upon the extent of the damage and disruption caused by the earthquake to us, our suppliers and our customers, our business and operating results may be adversely affected.

We may suffer losses with respect to equipment held at customer sites, which could harm our business.

We face the risk of loss relating to our equipment held at customer sites. In some cases, our equipment held at customer sites is under contract, pending final acceptance by the customer. We generally do not hold title or risk of loss on such equipment, as title and risk of loss are typically transferred to the customer upon delivery of our equipment. However, we do not recognize revenue and accounts receivable with respect to the sale of such equipment until we obtain acceptance from the customer. If we do not obtain final acceptance, we may not be able to collect the contract price and recover this equipment or its associated costs. In other cases, particularly in China, where governmental approval is required to finalize certain contracts, inventory not under contract may be held at customer sites. We hold title and risk of loss on this inventory until the contracts are finalized and, as such, are subject to any losses incurred resulting from any damage to or loss of this inventory.

If our contract negotiations fail or if the government of China otherwise delays approving contracts, we may not recover or receive payment for this inventory. Moreover, our insurance may not cover all losses incurred if our inventory at customer sites not under contract is damaged prior to contract finalization. If we incur a loss relating to inventory for any of the above reasons, our financial condition, cash flows, and operating results could be harmed.

Restrictions on the use of handsets while driving a motor vehicle could affect our future growth.

Several foreign governments and U.S. state and local governments, including California, have adopted or are considering adopting legislation that would restrict or prohibit the use of wireless handsets while driving a motor vehicle. Widespread legislation that restricts or prohibits the use of wireless handsets while driving could negatively affect our future growth.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on our business and stock price.

Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) requires that we establish and maintain an effective internal control structure and procedures for financial reporting and include a report of management on our internal control over financial reporting. Our annual report on Form 10-K must contain an assessment by management of the effectiveness of our internal control over financial reporting and must include disclosure of any material weaknesses in internal control over financial reporting that we have identified. In addition, our independent registered public accounting firm must attest to the effectiveness of our internal control over financial reporting.

We have identified material weaknesses in our internal control over financial reporting. We are still in the process of implementing remedial measures related to the material weaknesses identified in 2004 through 2007. If our efforts to remediate the weaknesses we identified are not successful, our business and operating results could be harmed and the reliability of our financial statements could be impaired, which could adversely affect our stock price.

The requirements of Section 404 of the Sarbanes-Oxley Act are ongoing and also apply to future years. We expect that our internal control over financial reporting will continue to evolve as we continue in our efforts to transform our business. Although we are committed to continue to improve our internal control processes and we will continue to diligently and vigorously review our internal control over financial reporting in order to ensure compliance with the Section 404 requirements, any control system, regardless of how well designed, operated and evaluated, can provide only reasonable, not absolute, assurance that its objectives will be met. In addition, successful remediation of the noted control deficiencies is dependent on the Company’s ability to hire and retain qualified personnel. Therefore, we cannot be certain that in the future additional material weaknesses or significant deficiencies will not exist or otherwise be discovered.

Risks Related to Doing Business in China

China’s governmental and regulatory reforms may impact our ability to do business in China.

Since 1978, the Chinese government has been in a state of evolution and reform. The reforms have resulted in and are expected to continue to result in significant economic and social development in China. Many of the reforms are unprecedented or experimental and may be subject to change or readjustment due to a variety of political, economic and social factors. Multiple government bodies are involved in regulating and administering affairs in the telecommunications and information technology industries, among which the Ministry of Information Industry (“MII”), the National Development and Reform Commission (“NDRC”), the State-owned Assets Supervision and Administration Commission (“SASAC”) and the State Administration of Radio, Film and Television (“SARFT”) play the leading roles. These government agencies have broad discretion and authority over all aspects of the telecommunications and information technology industry in China, including but not limited to, setting the telecommunications tariff structure, granting carrier licenses and frequencies, approving equipment and products, granting product licenses, approving of the form and content of transmitted data, specifying technological standards as well as appointing carrier executives, all of which may impact our ability to do business in China.

Any of the following changes in China’s political and economic conditions and governmental policies could have a substantial impact on our business:

•                  the promulgation of new laws and regulations and the interpretation of those laws and regulations;

•                  inconsistent enforcement and application of the telecommunications industry’s rules and regulations by the Chinese government between foreign and domestic companies;

•                  the restructuring of telecommunications carriers in China, including policy making governing next generation network infrastructure and licensing;

•                  restrictions on IPTV license grants, which could limit the potential market for our products;

•                  the introduction of measures to control inflation or stimulate growth;

•                  the introduction of new guidelines for tariffs and service rates, which affect our ability to competitively price our products and services;

•                  changes in the rate or method of taxation;

•                  the imposition of laws, rules or regulations affecting the direct or indirect nationalization of assets controlled by non-governmental persons or entities;

•                  the imposition of additional restrictions on currency conversion and remittances abroad; or

•                  any actions that limit our ability to develop, manufacture, import or sell our products in China, or to finance and operate our business in China.

In addition to modifying the existing telecommunications regulatory framework, the Chinese government is currently preparing a draft of a standard, national telecommunications law (“Telecommunications Law”) to provide a uniform regulatory framework for the telecommunications industry. Currently a draft of the law has been finished and delivered to the National People’s Congress for discussion. We do not yet know the final nature or scope of the regulations that would be created if the Telecommunications Law is passed. Accordingly, we cannot predict whether it will have a positive or negative effect on us or on some or all aspects of our business.

Under China’s current regulatory structure, the communications products that we offer in China must meet government and industry standards. In addition, a network access license for the equipment must be obtained. Without a license, telecommunications equipment is not allowed to be connected to public telecommunications networks or sold in China. Moreover, we must ensure that the quality of the telecommunications equipment for which we have obtained a network access license is stable and reliable, and will not negatively affect the quality or performance of other installed licensed products.

China’s currency exchange controls may impact our ability to transfer funds outside of China.

China imposes currency exchange controls on transfers of funds outside of China. Furthermore, the Chinese government requires that our China subsidiaries have funds available for mandated employee benefits.  We have no assurance, therefore, that in the future our China subsidiaries will be able to transfer funds to us in the amounts or within the times that we may require to meet our liquidity or other business needs.

China’s changing economic environment may impact our ability to do business in China.

Since 1978, the Chinese government has been reforming the economic system in China to increase the emphasis placed on decentralization and the utilization of market forces in the development of China’s economy. These reforms have resulted in significant economic growth. However, any economic reform policies or measures in China may from time to time be modified or revised by the Chinese government. While we may be able to benefit from the effects of some of these policies, these policies and other measures taken by the Chinese government to regulate the economy could also have a significant negative impact on economic conditions in China, which would result in a negative impact on our business.

China’s entry into the World Trade Organization and relaxation of trade restrictions have led to increased foreign investment in China’s telecommunications industry and may lead to increased competition in our markets which may have an adverse impact on our business.

China’s economic environment has been changing as a result of China’s entry, in December of 2001, into the World Trade Organization (“WTO”). Foreign investment in the telecommunications sector is regulated by the “Provisions on Administration of Foreign Invested Telecommunications Enterprises” promulgated by the State Council in December 2001 and effective as of January 1, 2002. The provisions brought foreign equity limits into conformity with China’s WTO commitments, allowing foreign investors to own equity generally up to 49% for basic telecom services enterprises and up to 50% for value-added telecom services enterprises. Furthermore, China is gradually introducing a market oriented pricing mechanism for telecommunication services. On July 13, 2005, China’s Ministry of Information Industry (“MII”) and National Development and Reform Commission (“NDRC”) approved the launch of plan-based pricing for fixed-line telephone service by China’s two fixed-line operators, China Telecom and China Netcom. In August 2005, MII and NDRC endorsed a “Circular on the Changes in Administration of

Telecom Service Pricing,” which became effective on October 1, 2005 and further relaxed the pricing administration on certain telecom services. As China gradually relaxes such legal provisions, international telecommunication service vendors may seize this opportunity to adjust their China strategy, increasing their investment in China and converting some of their joint-ventures into fully-owned enterprises.

As the existing international vendors increase their investment in China, and more vendors enter the China market, the competition in the telecommunication equipment market may increase, and as a result, our business may suffer. If China’s entry into the WTO results in increased competition or has a negative impact on China’s economy, our business could suffer. In addition, although China is increasingly according foreign companies and foreign investment enterprises established in China the same rights and privileges as Chinese domestic companies as a result of its admission into the WTO, special laws, administrative rules and regulations governing foreign companies and foreign investment enterprises in China may still place foreign companies at a disadvantage in relation to Chinese domestic companies and may adversely affect our competitive position.

Uncertainties with respect to the Chinese legal system may adversely affect us.

We conduct our business in China primarily through our wholly owned subsidiaries incorporated in China. Our subsidiaries are generally subject to laws and regulations applicable to foreign investment in China. Accordingly, our business might be affected by China’s developing legal system. Since 1978, many new laws and regulations covering general economic matters have been promulgated in China, and government policies and internal rules promulgated by governmental agencies may not be published in time, or at all. As a result, we may operate our business in violation of new rules and policies without having any knowledge of their existence. In addition, there are uncertainties regarding the interpretation and enforcement of laws, rules and policies in China. Governmental authorities have broad discretion in the interpretation and enforcement of the laws, regulations and rules. The Chinese legal system is based on written statutes, and prior court decisions have limited precedential value. Because many laws and regulations are relatively new and the Chinese legal system is still evolving, the interpretations of many laws, regulations and rules are not always uniform. Moreover, the relative inexperience of China’s judiciary in many cases creates additional uncertainty as to the outcome of any litigation, and the interpretation of statutes and regulations may be subject to government policies reflecting domestic political changes. Finally, enforcement of existing laws or contracts based on existing law may be uncertain and sporadic, and it may be difficult to obtain swift and equitable enforcement, or to obtain enforcement of a judgment by a court of another jurisdiction. Any litigation in China may be protracted and result in substantial costs and diversion of resources and management’s attention.

If tax benefits available to our subsidiaries located in China are reduced or repealed, our business could suffer.

The China Corporate Income Tax Law (“CIT Law”) became effective on January 1, 2008. Under the CIT Law, China’s dual tax system for domestic enterprises and foreign investment enterprises (“FIEs”) was effectively replaced by a unified system. The new law establishes a tax rate of 25% for most enterprises and a reduced tax rate of 15% for certain qualified high and new technology enterprises.

Prior to January 1, 2008, certain subsidiaries and joint ventures located in China enjoyed tax benefits in China which were generally available to FIEs. The tax holidays/incentives for FIEs were applicable to UTStarcom Chongqing Telecom Co. Ltd. (“CUTS”), UTStarcom Telecom Co., Ltd. (“HUTS”), Hangzhou UTStarcom Telecom Co., Ltd. (“HSTC”) and UTStarcom China Co., Ltd. (“UTSC”), our subsidiaries in China, because these entities could qualify as accredited technologically advanced enterprises.

The CIT Law allows certain qualified high and new technology enterprises to pay a reduced 15% tax rate. For FIEs established before the promulgation of the new law who were eligible for lower tax rates prior to January 1, 2008, their tax rates would be gradually increased to 25% over five years commencing from January 1, 2008. Significant regulations regarding the interpretation and implementation of the new tax law are still pending.  There is potential risk that our subsidiaries may not qualify for the reduced 15% tax rate.  Therefore, the new law may have an adverse impact on our future tax expense in China.

Moreover, the Chinese central government may review and audit tax benefits granted by local or provincial authorities and could determine to disallow such benefits. Certain of our subsidiaries and joint ventures located in China enjoy tax benefits in China that are generally available to foreign investment enterprises. If these tax benefits are reduced, disallowed or repealed due to changes in tax laws or determinations by the Chinese government, we could face higher tax rates which may have an adverse impact on our business.

Our ability to continue successful deployment of PAS system and sales of PAS handsets are limited by certain factors, including the following:

Maturing PAS market and increased competition in handsets and tariffs.

We believe the PAS market has matured. PAS is available in most of the provinces throughout China. If additional handset competitors enter the market, or if competitors decide to further reduce pricing, our sales of PAS handsets may be adversely impacted.

Furthermore, competition from mobile operators, such as China Mobile and China Unicom, has increased in cities where PAS is deployed. Mobile operators offering special promotional pricing or incentives to customers, such as free incoming calls or free mobile-to-mobile calls, have harmed the ability of our customers, China Telecom and China Netcom, to compete effectively. The continued use of such incentive programs by mobile operators may adversely impact China Telecom and China Netcom’s ability to increase PAS subscriptions. Due to our relationships with China Telecom and China Netcom, reduced subscription growth at these carriers may have a material adverse effect on our pricing and harm our business or results of operations.

Our PAS system and handsets sales may experience a sharp decline if China Telecom or China Netcom obtain licenses allowing them to deliver mobile services or the integration of the telecom operators.

China’s media sources have widely reported that the MII may grant 3G mobile licenses to China Telecom or China Netcom, or both. If China Telecom or China Netcom obtains 3G mobile licenses, they may re-allocate capital expenditures to construct 3G networks, and as a consequence, may significantly reduce capital expenditures relating to PAS networks that utilize our existing products. In addition, it is possible that current PAS frequency bands utilized by PAS networks may be reallocated for use by 3G networks, resulting in the restriction of or shutting down of PAS networks. If this were to occur, we could lose current and potential future customers of our products, and our financial condition and results of operations could be significantly harmed.

It is widely reported that China is intending to integrate the existing telecom operators which include our two primary customers, China Telecom and China Netcom. Some media sources have reported that it is possible that both China Telecom and China Netcom will be integrated with other telecom operators which engage in wireless business. If this were to occur, we could lose current and potential future customers of our products and our financial condition and results of operations could be significantly harmed.

We only have trial licenses for the PAS system and handsets in China.

We only have trial licenses for our PAS systems and handsets. We have applied for, but have not yet received, a final official network access license for our PAS systems and handsets. Based upon communication with the MII, we understand that our PAS systems and handsets are considered to still be in the trial period and sales of our PAS systems and handsets may continue to be made by us during this trial period, but that licenses will ultimately be required. If we fail to obtain the required licenses, we could be prohibited from making further sales of the unlicensed products, including our PAS systems and handsets, in China, which would substantially harm our business, financial condition and results of operations. The regulations implementing these requirements are not very detailed, have not been applied by a court and may be interpreted and enforced by regulatory authorities in a number of different ways. Our external legal counsel in China has advised us that China’s governmental authorities may interpret or apply the regulations with respect to which licenses are required and the ability to sell a product while a product is in the trial period in a manner that is inconsistent with the information received by our legal counsel in China, and either of these conditions could have a material adverse effect on our business, financial condition and results of operations.

Increasing centralization of purchasing decision-making by carriers may lead to customer concentration and affect the results of our business.

Most Chinese carriers have three levels of operations: the central headquarters level, the provincial level and the local city/county level. Both central and provincial levels are independent legal persons and have their own corporate mandate. The purchasing decision-making process may take various forms for different projects and may also differ significantly from carrier to carrier. In the case of PAS systems, we negotiate and enter into all China Netcom contracts with the provincial operators. However, the central headquarters of China Telecom has chosen to exert its influence in the purchasing decision-making process by negotiating contractual terms, such as purchase price, payment terms, and acceptance clauses at the central level. The provincial operator then further negotiates the contract based on the guidelines provided by the headquarters. We enter into final contracts with the provincial operator. However, if this trend of centralized decision-making expands to unified purchasing, resulting in the negotiation and execution of contracts at the central headquarter level, there may be a concentration of customers which could have a significant impact on our business. If China Netcom follows China Telecom and exerts the headquarters’ influence in price negotiation, it may give downward pressure to the margin of our PAS system products to China Netcom.

Television over the internet is a new business in China and laws regulating the business have not been fully developed and may be unpredictable. Unfavorable regulation of the industry may adversely affect our IPTV operations in China and negatively impact our business.

Broadcasting television over the internet has only recently begun in China. SARFT, the central government’s regulatory body, issued a measure in July 2004 to regulate the broadcasting of audio-visual programs through the information network, which includes our Internet Protocol television (IPTV) business. SARFT categorized the information network into the mobile telecommunication network, fixed communications network, microwave communication network, cable television network, satellite or other metropolitan area network, wide area network, local area network and other information networks categories. The equipment that receives information from these networks includes computers, television sets, mobile phones and other electronic products. In December 2007, MII and SARFT jointly issued a measure to regulate the service of audio-visual programs on the internet, which also includes our IPTV business. This measure requires the entities engaged in the services of audio-visual program on the internet to be owned or controlled by the State owned entities. While regulating the IPTV business, SARFT is encouraging development in China of the digital television business, a business that may be competitive with IPTV in the target market. The digital television and IPTV target complementary markets and it is not clear the extent of support SARFT will provide for IPTV in setting regulations. For example, the Zhejiang Administration of Radio, Film, and Television, the local regulatory body in the province of Zhejiang, issued a similar notice on January 10, 2006. Because the IPTV industry relates to both television and telecom sectors, it may be subject to regulation by different governmental authorities, including MII. However, due to a lack of uniform regulation on the development of the IPTV industry, we cannot predict that our IPTV business will operate smoothly in China. Our business may suffer if the law or policy in China does not encourage the IPTV industry.

We currently do not have a license to engage in the IPTV operator service business in China and development of our IPTV business depends upon the cooperation of IPTV license holder(s) and network operators. If we are unable to work cooperatively with license holder(s) and network operators, our business may suffer.

Under the measures issued by SARFT in July 2004, entities intending to engage in the IPTV operator service business should obtain a license from SARFT and foreign investment enterprises are prohibited from engaging in the IPTV operator service business. The new measure jointly issued by MII and SARFT indicates that SARFT will only grant such licenses to state-owned companies. Since we are the technical service and equipment provider in this field, our business development will depend on the cooperation of license holders and network operators. Our business may suffer if we fail to cooperate with license holders or network operators, or if the license holder(s) we are cooperating with lose their licenses.

Recent PRC regulations relating to offshore investment activities by PRC residents and employee stock options granted by overseas-listed companies may increase our administrative burden.  If our shareholders who are PRC residents, or our PRC employees who are granted or exercise stock options, fail to make any required registrations or filings, we may be unable to distribute profits and may become subject to liability under PRC laws.

The State Administration of Foreign Exchange (“SAFE”) has promulgated regulations that require PRC residents and PRC corporate entities to register with local branches of SAFE in connection with their direct or indirect offshore investment activities.  Under the SAFE regulations, PRC residents who make, or have previously made, direct or indirect investments in offshore companies will be required to register those investments.  In addition, any PRC resident who is a direct or indirect shareholder of an offshore company is required to file or update the registration with the local branch of SAFE with respect to that offshore company any material change involving its round-trip investment, capital variation, such as an increase or decrease in capital, transfer or swap of shares, merger, division, long-term equity or debt investment or creation of any security interest.  If any PRC shareholder fails to make the required SAFE registration or file or update the registration, the PRC subsidiaries of that offshore parent company may be prohibited from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to their offshore parent company, and the offshore parent company may also be prohibited from injecting additional capital into its PRC subsidiaries.  Moreover, failure to comply with the various SAFE registration requirements described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

We cannot provide any assurances that all of our shareholders who are PRC residents will make or obtain any applicable registrations or approvals required by these SAFE regulations.  The failure or inability of our PRC resident shareholders to comply with the registration procedures set forth therein may subject us to fines and legal sanctions, restrict our cross-border investment activities, or limit our PRC subsidiaries’ ability to distribute dividends or obtain foreign-exchange-denominated loans to our company.

On March 28, 2007, SAFE promulgated a stock option rule under which PRC citizens who are granted stock options by an overseas publicly-listed company are required to register with SAFE and complete certain other procedures.  We and our PRC employees who have been granted stock options are subject to this stock option rule.  If we or our PRC employees holding options fail to comply with these regulations, we or our employees may be subject to fines and legal sanctions.

Risks Related to Our Stock Performance

Our stock price is highly volatile.

The trading price of our common stock has fluctuated significantly since our initial public offering in March of 2000. Our stock price could be subject to wide fluctuations in the future in response to many events or factors, including those discussed in the preceding risk factors relating to our operations, as well as:

•                  actual or anticipated fluctuations in operating results, actual or anticipated gross profit as a percentage of net sales, levels of inventory, our actual or anticipated rate of growth and our actual or anticipated earnings per share;

•                  changes in expectations as to future financial performance or changes in financial estimates or buy/sell recommendations of securities analysts;

•                  changes in governmental regulations or policies in China and other developing countries in which we do business;

•                  our, or a competitor’s, announcement of new products, services or technological innovations;

•                  the operating and stock price performance of other comparable companies; and

•                  news and commentary emanating from the media, securities analysts or government bodies in China relating to us and to the industry in general.

General market conditions and domestic or international macroeconomic factors unrelated to our performance may also affect our stock price. For these reasons, investors should not rely on recent trends to predict future stock prices or financial results. In addition, following periods of volatility in a company’s securities, securities class action litigation against a company is sometimes instituted. We have experienced substantial costs and the diversion of management’s time and resources on this type of litigation and may do so in the future.

In addition, public announcements by China Telecom, China Netcom, China Mobile, and China Unicom each of which exert significant influence over many of our major customers in China, may contribute to volatility in the price of our stock. The price of our stock may react to such announcements.

SOFTBANK CORP. with its related entities, including SOFTBANK America Inc., has significant influence over our management and affairs, which it could exercise against the best interests of our stockholders.

SOFTBANK CORP. and its related entities, including SOFTBANK America Inc. (collectively, “SOFTBANK”), beneficially owned approximately 12% of our outstanding stock as of March 31, 2008. As a result, SOFTBANK has the ability to influence all matters submitted to our stockholders for approval, as well as our management and affairs. Matters that could require stockholder approval include:

•                  election and removal of directors;

•                  our merger or consolidation with or into another entity; and

•                  sale of all or substantially all of our assets.

This concentration of ownership may delay or prevent a change of control or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which could decrease the market price of our common stock.

Delaware law and our charter documents contain provisions that could discourage or prevent a potential takeover, even if the transaction would benefit our stockholders.

Other companies may seek to acquire or merge with us. Our acquisition or merger could result in benefits to our stockholders, including an increase in the value of our common stock. Some provisions of our Certificate of Incorporation and Bylaws, as well as provisions of Delaware law, may discourage, delay or prevent a merger or acquisition that a stockholder may consider favorable. These provisions include:

•                  authorizing the Board of Directors to issue additional preferred stock;

•                  prohibiting cumulative voting in the election of directors;

•                  limiting the persons who may call special meetings of stockholders;

•                  prohibiting stockholder action by written consent;

•                  creating a classified Board of Directors pursuant to which our directors are elected for staggered three year terms;

•                  establishing advance notice requirements for nominations for election to the Board of Directors and for proposing matters that can be acted on by stockholders at stockholder meetings; and

•                  requiring for-cause removal of directors.

Our failure to timely file periodic reports with the Securities and Exchange Commission could result in the delisting of our common stock from the Nasdaq National Market and cause us to default on covenants contained in contractual arrangements.

If we are unable to maintain compliance with the conditions for continued listing required by Nasdaq, then our shares of common stock may be subject to delisting from the Nasdaq Global Select Market. For example, as a result of our failure to timely file with the Securities and Exchange Commission our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, we were not in full compliance with Nasdaq Marketplace Rule 4310(c)(14), which requires us to make, on a timely basis, all filings with the Securities and Exchange Commission required by the Securities Exchange Act of 1934. While we returned to full compliance with Nasdaq’s listing requirements on October 19, 2007, we are required to comply with Nasdaq Marketplace Rule 4310(c) (14) as a condition for our common stock to continue to be listed on the Nasdaq Global Select Market. If our shares of common stock are delisted from the Nasdaq Global Market, our common stock may not be eligible to trade on any national securities exchange or the over-the counter market. If our common stock is no longer traded through a market system, the liquidity of our common stock may be greatly reduced, which could negatively affect its price. In addition, we may be unable to obtain future equity financing, or use our common stock as consideration for mergers or other business combinations. A delisting from the Nasdaq Global Select Market may also have other negative implications, including the potential loss of confidence by suppliers, customers and employees, the loss of institutional investor interest, and fewer business development opportunities.

THE OFFER

1.                                      Purposes of the offer.

The primary purpose of this offer is to foster retention of our valuable employees and better align the interests of our employees and stockholders to maximize stockholder value. Currently, most of our employees who have been granted stock options are holding options that are substantially “underwater,” meaning the exercise prices of the options are higher than the current market price of our common stock.  We issued these options to attract and retain the best available personnel and to provide additional incentive to our employees, but we believe that these now underwater options may not be providing meaningful retention or incentive value to our employees.  By making this offer, we intend to provide eligible employees with the opportunity to replace their underwater options with new options that better reflect the current market value of the Company’s common stock.

As a result, we obtained stockholder approval for this option exchange program that permits eligible employees to exchange their outstanding options issued under our 1997 Stock Plan with exercise prices equal to or greater than $6.00 per share for a lesser number of new options to be granted under our 2006 Equity Incentive Plan. The new options will have an exercise price equal to “fair market value” (that is, the closing sales price of our common stock as quoted by Nasdaq) on the date of the new grant.

In addition, some of the underwater options also were granted with an exercise price less than the fair market value of the Company’s common stock on the date the options were granted.  These options are commonly referred to as “discount” options.  Discount options, if not amended to change the exercise price to the fair market value as of the original date of grant, give rise to potential adverse tax consequences.  Eligible employees who agree to amend their discount options are able to eliminate the potential adverse tax consequences of their discount options and to participate in the offer to exchange these options for new options.  Holders of discount options who are subject to taxation in the United States will have the opportunity to elect only to increase the exercise price of their discount options and to not participate in the exchange.

This offer is an opportunity to exchange options on the terms described below.  These terms may not be suitable for, or desirable to, every eligible employee, and you must make your own decision about whether to participate in this offer. You should consider your personal situation, evaluate carefully all of the information in this offer, and consult your own investment and tax advisors. We are not making any recommendation as to whether you should accept this offer, nor have we authorized any person to make any such recommendation.

If you choose not to participate or your options are not accepted for exchange, your existing options will remain outstanding until they expire, retaining their original terms and conditions as set forth in the relevant agreement related to such stock option grant, including, but not limited to, their current vesting schedule.  The current exercise price also will remain the same, unless you are holding discount options and elect to amend the options in order to eliminate the potential adverse tax consequences but choose not to participate in the exchange.

2.                                      Eligible employees and eligible options.

If you are an employee of UTStarcom or one of its subsidiaries who resides in the United States, China, Hong Kong, Japan, India, or Korea, you are an “eligible employee” who may participate in this offer.  Our executive officers and the members of our Board of Directors are not eligible employees and may not participate in the offer. Our executive officers and directors are listed on Schedule A to this Offer to Exchange.

Eligible employees may exchange those options that are eligible for exchange.  The “eligible options” include outstanding and unexercised options with an exercise price greater than or equal to $6.00 per share granted prior to July 15, 2006 under our 1997 Stock Plan; however, if an option meets this requirement but also is a discount option, the eligible employee must agree to amend the exercise price to reflect the fair market value of the Company’s common stock as of the original date of grant in order for the option to be an eligible option.  Holders of discount options who are subject to taxation in the United States will have the opportunity to elect only to increase the exercise price of their discount options and to not participate in the exchange.

Participation in the option exchange is voluntary.  If you choose to participate in this offer and exchange some or all of your eligible options, you must remain an employee of UTStarcom or one of its subsidiaries on the exchange date in order to receive your new options.  Moreover, your eligible options must still be outstanding on the expiration date of the offer. For example, if a particular option grant expires during the offering period, that particular option grant is not eligible for exchange.

We expect that the exchange date will be October 1, 2008, although the date may be later if we extend the offering period. If you choose not to participate in this offer, or if you are no longer an eligible employee on the exchange date, you will keep your eligible options and they will vest and expire in accordance with their terms.  This offer does not change the terms of your employment.  Except as provided by applicable law and/or any employment agreement between you and the Company, your employment remains “at-will” and can be terminated by you or the Company at any time, with or without cause or notice.

You may decide which of your eligible options you wish to exchange, provided you exchange all of the options subject to the same option grant.  We are not accepting partial tenders of options, except for options that are subject to a domestic relations order (or comparable legal document as the result of the end of a marriage). Any portion of an eligible option beneficially owned by a person who is not our employee may not be exchanged in this offer, even if legal title to that portion of the option is held by you and you are an eligible employee. Thus, if you have eligible options subject to a domestic relations order and the other person who beneficially owns a portion of that option is not an eligible employee, you may tender for exchange only the portion beneficially owned by you.

For example and except as otherwise described below, if you hold (1) an eligible option grant to purchase 1,000 shares, (2) an eligible option grant to purchase 2,000 shares, and (3) an eligible option grant to purchase 3,000 shares, you may choose to exchange all three option grants, or only two of the three option grants, or only one of the three grants, or none at all.  For each grant you elect to exchange, you must exchange all shares in the grant.  If you elect to exchange options covered by a grant which is partially exercised, you must exchange all remaining unexercised options in the grant.

As discussed above, the portion of any option that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and which is beneficially owned by a person who is not an eligible employee may not be exchanged in this offer, even if title to that portion of the option is held by an eligible employee.  However, the entire remaining portion beneficially owned by the eligible employee may be tendered in the offer.  For example, if the option to purchase 3,000 shares in the example above is subject to a domestic relations order, 1,000 of which are beneficially owned by your former spouse, and you have exercised 500 of the remaining 2,000 shares, then you may elect to participate in the offer and exchange the portion of the option that you beneficially own covering the outstanding 1,500 shares.

3.                                      Number of New Options.

The new options that will be issued in the exchange will have a lower exercise price than the eligible options they replace.  Because the exchange is intended to be value-for-value exchange, participants will receive a small number of new options than the number of eligible options being exchanged.  If you participate in the offer, the number of new options that you will receive will depend upon the original exercise price of the options, including discount options that are amended in order to be eligible for exchange.

We will calculate the number of new options by dividing the number of options exchanged by the applicable exchange ratio below, and rounding any fractional option to the nearest whole option (a fractional option greater than or equal to point five zero (.50) is rounded up to the nearest whole option and a fractional option less than point five zero (.50) is rounded down to the nearest whole option).

Per Share Exercise Price of Exchanged Options	Exchange Ratio
$6.00 - $10.00	1.9-for-1
$10.01 - $15.00	3.8-for-1
$15.01 - $20.00	5.2-for-1
$20.01 - $25.00	8.2-for-1
$25.01 and higher	9.2-for-1

The exchange ratios above apply to each option grant separately. This means that if you have received more than one option grant you may have different exchange ratios for each grant, depending upon the exercise price set forth in the stock option agreement for each of the options.

Example 1:  If you exchange 1,000 options with an exercise price per share of $6.25, you will receive 526 new options.

Example 2:  If you exchange 1,000 options with an exercise price per share of $11.07, you will receive 263 new options.

Example 3:  If you exchange 1,000 options with an exercise price per share of $19.20, you will receive 192 new options.

Example 4:  If you exchange 1,000 options with an exercise price per share of $20.25, you will receive 122 new options.

Example 5:  If you exchange 1,000 options with an exercise price per share of $28.55, you will receive 109 new options.

                                                If you hold discount options and are subject to taxation in the United States, you may elect to amend your discount options to increase the exercise price of such options.  If you do so and elect to participate in the exchange, the number of shares subject to your new options will be based on the original exercise price of the discount options and adjusted as set forth above.  If, however, you elect only to increase the exercise price of your discount options, but not to participate in the exchange, the number of shares subject to your options will remain unchanged.

4.                                      Expiration date.

The expiration date for this offer will be 9:00 p.m., Pacific Time, on October 1, 2008, unless we extend the offer. We may, in our discretion, extend the offer, in which event the expiration date will refer to the latest time and date at which the extended offer expires. See Section 16 of this Offer to Exchange for a description of our rights to extend, terminate, and amend the offer.

5.                                      Procedures for electing to exchange options.

Proper election to exchange options.

If you choose to participate in the offer, you must deliver to UTStarcom a properly completed Election Form before 9:00 p.m., Pacific Time, on October 1, 2008 in one of the following ways:

•                  Submitting an on-line Election Form at http://intranet.utstar.com/Legal/Option_Exchange/ (if you have discount options, instead go to http://intranet.utstar.com/Legal/Option_Program/); or

•                  Printing out an Election Form, completing it and delivering it to us via:

•                  E-mail to equity.information@utstar.com (attaching a PDF or similar imaged document file of your Election Form);

•                  Fax to +1.510.749.1189; or

•                  If you work in Hangzhou or Shenzhen, hand delivery to Human Resources to the attention of Nellie Zhang in Hangzhou or the attention of Linda Huang in Shenzhen.

If you participate in this offer, you can decide which of your eligible option grants you wish to exchange.  We are sending you a listing of your eligible options as well as any discount options that pose potential negative tax consequences to you.  If you do not receive a listing of your options by September 9, 2008, please immediately e-mail us at equity.information@utstar.com to obtain your listing.

Your election to participate becomes irrevocable after 9:00 p.m., Pacific Time, on October 1, 2008 unless the offer is extended past that time, in which case your election will become irrevocable after the new expiration date. The exception to this rule is that if we have not accepted your properly tendered options by 9:00 p.m., Pacific Time, on October 30, 2008, you may withdraw your options at any time thereafter. You may change your mind after you have submitted an Election Form and withdraw from the offer at any time before the expiration date, as described in Section 6. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election or Withdrawal Form we receive before the expiration date.

The delivery of an Election Form or other documents is at your risk. We intend to confirm the receipt of your Election Form by e-mail within two (2) U.S. business days. If you have not received an e-mail confirmation, it is your responsibility to confirm that we have received your Election Form. Only responses that are properly completed and actually received by the deadline will be accepted. Election forms submitted by any other means other than those set forth above, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted.

This is a one-time offer, and we will strictly enforce the offer period and expiration date and time. We reserve the right to reject any options tendered for exchange that we determine are not in appropriate form or that we determine are unlawful to accept. Subject to the terms and conditions of this offer, we will accept all properly tendered options promptly after the expiration of this offer.

Our receipt of your Election Form is not by itself an acceptance of your options for exchange. For purposes of this offer, we will be deemed to have accepted options for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when we give oral or written notice to the option holders generally of our acceptance of options for exchange. We may issue this notice of acceptance by press release, e-mail or other form of communication. Options accepted for exchange will be cancelled on the exchange date, which we expect will be October 1, 2008.

Determination of validity; rejection of options; waiver of defects; no obligation to give notice of defects.

We will determine, in our discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of any options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any Election Form or any options elected to be exchanged that we determine are not in appropriate form or that we determine are unlawful to accept. We will accept all properly tendered options that are not validly withdrawn. We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any tender of any particular options or for any particular option holder, provided that if we grant any such waiver, it will be granted with respect to all option holders and tendered options. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice. This is a one-time offer. We will strictly enforce the election period, subject only to an extension that we may grant in our discretion.

Our acceptance constitutes an agreement.

Your election to exchange options through the procedures described above constitutes your acceptance of the terms and conditions of this offer. Our acceptance of your options for exchange will constitute a binding agreement between UTStarcom and you upon the terms and subject to the conditions of this offer.

6.                                      Withdrawal rights and change of election.

You may withdraw any or all of the options that you previously elected to exchange only in accordance with the provisions of this section.

At any time before the expiration date, which is expected to be 9:00 p.m., Pacific Time, on October 1, 2008, you may (i) withdraw any or all of the options that you previously elected to exchange and/or (ii) cancel your agreement to amend some or all of your discount options.  If you hold discount options, you may choose to withdraw from the exchange without withdrawing your election to amend the exercise price of your discount options.

If we extend the offer, you may withdraw your options and/or cancel your amendment of your discount options at any time until the extended expiration date.

In addition, although we intend to accept all validly tendered options promptly after the expiration of this offer, if we have not accepted your options by 9:00 p.m., Pacific Time, on October 30, 2008, you may withdraw your options at any time thereafter.

To validly withdraw some or all of the options that you previously elected to exchange, you must deliver a valid Withdrawal Form for some or all of the options you wish to withdraw from the offer while you still have the right to withdraw the options.

To withdraw your election, you must deliver to UTStarcom a properly completed Withdrawal Form before 9:00 p.m., Pacific Time, on October 1, 2008 in one of the following ways:

•                  Submitting an on-line Withdrawal Form at http://intranet.utstar.com/Legal/Option_Exchange/ (if you have discount options, instead go to http://intranet.utstar.com/Legal/Option_Program/); or

•                  Printing out a Withdrawal Form, completing it and delivering it to us via:

•                  E-mail to equity.information@utstar.com (attaching a PDF or similar imaged document file of your Withdrawal Form);

•                  Fax to +1.510.749.1189; or

•                  If you work in Hangzhou or Shenzhen, hand delivery to Human Resources to the attention of Nellie Zhang in Hangzhou or the attention of Linda Huang in Shenzhen.

You may change your mind as many times as you wish, but you will be bound by the last properly submitted Election Form or Withdrawal Form we receive before the expiration date. Any options that you do not withdraw will be bound pursuant to your prior Election Form.

If you withdraw some or all of your eligible options, you may again elect to exchange the withdrawn options at any time before the expiration date. All options that you withdraw will be deemed not properly tendered for purposes of the offer, unless you properly re-elect to exchange such eligible options before the expiration date.  To re-elect to exchange some or all of your eligible options, you must submit a new Election Form before the expiration date by following the procedures described in Section 5. This new Election Form must be properly completed, including listing all eligible options you wish to exchange, and submitted prior to the expiration date.  Any prior Election Form(s) will be disregarded.

Neither we nor any other person is obligated to give you notice of any defects or irregularities in any Withdrawal Form or any new Election Form, nor will anyone incur any liability for failure to give any notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of Withdrawal Forms and new Election Forms. Our determination of these matters will be final and binding.

The delivery of a Withdrawal Form or other documents is at your risk. We intend to confirm the receipt of your Withdrawal Form by e-mail within two (2) U.S. business days.  If you have not received an e-mail confirmation, it is your responsibility to confirm that we have received your Withdrawal Form.  Only Withdrawal Forms that are properly completed and actually received by the deadline will be accepted.  Withdrawal forms submitted by any other means other than those set forth above, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted.

7.                                      Acceptance of options for exchange and grant of new options.

Upon the terms and conditions of this offer and promptly following the expiration date, we will accept for exchange and cancel all eligible options properly elected for exchange and not validly withdrawn before the expiration date. Once the options are cancelled, you no longer will have any rights with respect to those options. Subject to the terms and conditions of this offer, if your options are properly tendered by you for exchange and accepted by us, these options will be cancelled as of the exchange date, which we anticipate to be October 1, 2008.

Subject to our rights to terminate the offer, discussed in Section 16 of this Offer to Exchange, we will accept promptly after the expiration date all properly tendered options that are not validly withdrawn. We will give oral or written notice to the option holders generally of our acceptance for exchange of the options. This notice may be made by press release, e-mail or other method of communication.

We will grant the new options on the exchange date. We expect the exchange date to be October 1, 2008.  All new options will be granted under our 2006 Equity Incentive Plan, and will be subject to a Stock Option Award Agreement (and any country-specific appendix thereto) between you and UTStarcom.  The number of new options you will receive will be determined in accordance with the exercise price of your exchanged options as described in Section 3 of this Offer to Exchange.  Promptly after the expiration date, we will send you the stock option agreement for your new options.  You will have to sign and return the stock option agreement to us as instructed before you may exercise the granted options.

Options that we do not accept for exchange will remain outstanding until they expire by their terms and will retain their current exercise price and current vesting schedule.

8.                                      Conditions of the offer.

Notwithstanding any other provision of this offer, we will not be required to accept any options tendered for exchange, and we may terminate the offer, or postpone our acceptance and cancellation of any options tendered for exchange, in each case, subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after the date this offer begins, and before the expiration date, any of the following events has occurred, or has been determined by us, in our reasonable judgment, to have occurred:

•                  There will have been threatened in writing or instituted or be pending any action, proceeding or litigation seeking to enjoin, make illegal or delay completion of the offer or otherwise relating in any manner, to the offer;

•                  Any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction will have been proposed, enacted, enforced or deemed applicable to the offer, any of which might restrain, prohibit or delay completion of the offer or impair the contemplated benefits of the offer to us (see Section 1 of this Offer to Exchange for a description of the contemplated benefits of the offer to us);

•                  There will have occurred:

•                  any general suspension of trading in, or limitation on prices for, our securities on any national securities exchange or in an over-the-counter market in the United States,

•                  the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States,

•                  any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, might affect the extension of credit to us by banks or other lending institutions in the United States or China,

•                 in our reasonable judgment, any extraordinary or material adverse change in U.S. financial markets generally, including, a decline of at least 10% in either the Dow Jones Industrial Average, the Nasdaq Index or the Standard & Poor’s 500 Index from the date of commencement of the offer,

•                  the commencement, continuation, or escalation of a war or other national or international calamity directly or indirectly involving the United States or China, which could reasonably be expected to affect materially or adversely, or to delay materially, the completion of the offer, or

•                  if any of the situations described above existed at the time of commencement of the offer and that situation, in our reasonable judgment, deteriorates materially after commencement of the offer;

•                  A tender or exchange offer, other than this offer by us, for some or all of our shares of outstanding common stock, or a merger, acquisition or other business combination proposal involving us, will have been proposed, announced or made by another person or entity or will have been publicly disclosed or we will have learned that:

•                  any person, entity or “group” within the meaning of Section 13(d)(3) of the Exchange Act acquires more than 5% of our outstanding common stock, other than a person, entity or group which had publicly disclosed such ownership with the SEC prior to the date of commencement of the offer,

•                  any such person, entity or group which had publicly disclosed such ownership prior to such date will acquire additional common stock constituting more than 1% of our outstanding shares, or

•                  any new group will have been formed that beneficially owns more than 5% of our outstanding common stock that in our judgment in any such case, and regardless of the circumstances, makes it inadvisable to proceed with the offer or with such acceptance for exchange of eligible options;

•                  There will have occurred any change, development, clarification or position taken in generally accepted accounting principles that could or would require us to record for financial reporting purposes compensation expense against our earnings in connection with the offer, other than as contemplated as of the commencement date of this offer (as described in Section 13 of this Offer to Exchange);

•                  Any event or events occur that have resulted or is reasonably likely to result, in our reasonable judgment, in a material adverse change in our business or financial condition;

•                  Any event or events occur that have resulted or may result, in our reasonable judgment, in a material impairment of the contemplated benefits of the offer to us (for example, the exchange would no longer be substantially a value-for-value exchange as described in Section 3 of this Offer to Exchange); or

•                  Any rules or regulations by any governmental authority, the National Association of Securities Dealers, the Nasdaq Global Market, or other regulatory or administrative authority or any national securities exchange have been enacted, enforced, or deemed applicable to us.

If any of the above events occur, we may:

•                  Terminate the offer and promptly return all tendered eligible options to tendering holders;

•                  Complete and/or extend the offer and, subject to your withdrawal rights, retain all tendered eligible options until the extended offer expires;

•                  Amend the terms of the offer; or

•                  Waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the offer is open, complete the offer.

The conditions to this offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them before the expiration date. We may waive any condition, in whole or in part, at any time and from time to time before the expiration date, in our discretion, whether or not we waive any other condition to the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights, but will be deemed a waiver of our ability to assert the condition that was triggered with respect to the particular circumstances under which we failed to exercise our rights. Any determination we make concerning the events described in this Section 8 will be final and binding upon all persons.

9.                                      Price range of shares underlying the options.

The UTStarcom common stock that underlies your options is traded on the Nasdaq Global Market under the symbol “UTSI.”  The following table shows, for the periods indicated, the high and low intraday sales price per share of our common stock as reported by Nasdaq.

	High	Low
Fiscal Year Ending December 31, 2008
Third Quarter (through September 2, 2008)	$5.69	$3.14
Second Quarter	$5.94	$2.79
First Quarter	$3.19	$2.23

Fiscal Year Ended December 31, 2007
Fourth Quarter	$5.11	$2.58
Third Quarter	$5.77	$2.43
Second Quarter	$8.45	$5.12
First Quarter	$10.32	$8.01

Fiscal Year Ended December 31, 2006
Fourth Quarter	$10.92	$8.45
Third Quarter	$9.22	$6.57
Second Quarter	$7.81	$5.89
First Quarter	$8.33	$5.75

On September 2, 2008, the last reported sale price of our common stock, as reported by Nasdaq, was $3.30 per share.

You should evaluate current market quotes for our common stock, among other factors, before deciding whether or not to accept this offer.

10.                               Source and amount of consideration; terms of new options.

Consideration.

We will issue new options in exchange for eligible options properly elected to be exchanged by you and accepted by us for such exchange.  New options are awards under which you may purchase shares of common stock at the specified exercise price, provided the vesting criteria are satisfied.  Subject to the terms and conditions of this offer, upon our acceptance of your properly tendered options, you will be entitled to receive new options based on the exercise price of your exchanged options as described in Section 3 of this Offer to Exchange.

If we receive and accept tenders from eligible employees of all options eligible to be tendered (a total of options to purchase 7,254,813 shares) subject to the terms and conditions of this offer, we will grant new options to purchase a total of approximately 2,429,189 shares of our common stock, or approximately 1.9% of the total shares of our common stock outstanding as of September 2, 2008.

General terms of new options.

All new options will be granted under our 2006 Equity Incentive Plan and subject to the terms of this plan and the Stock Option Award Agreement (and any country-specific appendix thereto) between you and UTStarcom covering the new options.  The current form of the Stock Option Award Agreement under the 2006 Equity Incentive Plan is attached as an exhibit to the Schedule TO with which this Offer to Exchange has been filed.

Some of the terms and conditions of the new options will vary from the terms and conditions of the options that you tender for exchange.  Such changes generally will not substantially and adversely affect your rights, but you should note that there is a vesting schedule for new options that applies even if your exchanged options were fully vested.  Furthermore, employees in India will be required to pay the employer’s fringe benefit tax, as described below.

The following description summarizes the material terms of our 2006 Equity Incentive Plan. Our statements in this Offer to Exchange concerning the 2006 Equity Incentive Plan and the new options are merely summaries and do not purport to be complete. The statements are subject to, and are qualified in their entirety by reference to, the 2006 Equity Incentive Plan and the form of Stock Option Award Agreement under such plan, which have been filed as exhibits to the Schedule TO of which this Offer to Exchange is a part. Please contact us by e-mail at equity.information@utstar.com to receive a copy of the 2006 Equity Incentive Plan and the form of Stock Option Award Agreement thereunder.  We will promptly furnish to you copies of these documents upon request at our expense.

2006 Equity Incentive Plan.

The 2006 Equity Incentive Plan permits the granting of options, restricted stock, restricted stock units, stock appreciation rights, performance shares, or performance units.  The number of shares of common stock subject to options outstanding as of September 2, 2008 under our 2006 Equity Incentive Plan is 2,080,350 shares. The maximum number of shares of common stock reserved for issuance under the 2006 Equity Incentive Plan will be reduced (a) by one (1) share for every share subject to an award with an exercise price equal to or greater than the fair market value on the date of grant (such as stock options), and (b) by 1.33 shares for every share subject to an award with an exercise price less than the fair market value on the date of grant (such as restricted stock or restricted stock units), unless the award is paid out in cash rather than shares. The 2006 Equity Incentive Plan is administered by our Board of Directors or a committee appointed by our Board of Directors, which we refer to as the “Administrator.” Subject to the other provisions of the 2006 Equity Incentive Plan, the Administrator has the power to determine the terms, conditions, and restrictions of the awards.

Exercise price.

The exercise price of a stock option granted under the 2006 Equity Incentive Plan will be equal to the fair market value of the Company’s common stock on the date of grant.  The date of grant for the new options granted under this offer will be the exchange date, which is expected to be October 1, 2008.

Vesting.

The vesting applicable to a stock option granted under the 2006 Equity Incentive Plan generally is determined by the Administrator in accordance with the terms of the plan. The new options granted under this offer will be subject to a set vesting schedule as:

•             None of the new options will be vested on the exchange date.

•             50% of the new options will vest on the first anniversary of the exchange date.

•             The remaining 50% of the new options will vest on the second anniversary of the exchange date.

•             Notwithstanding the foregoing, if the new options will expire before the second anniversary of the exchange date, 100% of the new options will vest on the earlier to occur of (a) the first anniversary of the exchange date or (b) thirty (30) days prior to the date the new options expire.

We expect the exchange date will be October 1, 2008.  If the expiration date is extended, the exchange date will be similarly delayed.

•             If your service with us terminates (for any reason or no reason) before all or some of your new options vest, your unvested new options will expire and may not be exercised.

•             We will make minor modifications to the vesting schedule of new options to eliminate any fractional vesting (such that a whole number of new options will vest on each vesting date); this will be done by rounding up to the nearest whole number of new options that will vest on the first vesting date and rounding down on the following vesting date.

Example:  An option to purchase 4,000 shares at an exercise price of $10.00 per share is exchanged for a new option to purchase 2,105 shares (4,000 divided by 1.9, rounded to the nearest whole number).  Assuming the new options expire more than two years after the exchange date, the new options will vest as follows:

Number of new options: 2,105

New options vested on exchange date: None

Vesting Schedule:  Subject to your continued active service to the Company or one of its subsidiaries on each relevant vesting date -

1,053 new options (50% of 2,105, rounded up to the nearest whole number) will vest on the first anniversary of the exchange date. Assuming that the exchange date is October 1, 2008, 1,053 of the new options will be vested on October 1, 2009.

1,052 new options (50% of 2,105, rounded down to the nearest whole number) will vest on the second anniversary of the exchange date. Assuming that the exchange date is October 1, 2008, all 2,105 new options will be vested on October 1, 2010.

New options that do not vest will be forfeited to UTStarcom.

Exercise

Unless you reside in China or India, you may exercise your new options by any of the means set forth in the Stock Option Award Agreement and the 2006 Equity Incentive Plan.  Employees in China are required to exercise new options by a cashless, sell-all exercise only and must repatriate the proceeds of the sale of shares to China (see Schedule C).  Employees in India may not exercise by means of a cashless, sell-to-cover exercise and should repatriate the proceeds of the sale of shares to India (see Schedule E).

Adjustments upon certain events.

Events Occurring Before the Exchange Date. Although we are not anticipating any such merger or acquisition, if we merge or consolidate with or are acquired by another entity, prior to the expiration of the offer, you may choose to withdraw any options which you tendered for exchange and your options will be treated in accordance with the option plan under which they were granted and your option agreement. Further, if UTStarcom is acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your options and your rights under them will remain intact and exercisable for the time period set forth in your option agreement and you will receive no new options in exchange for them. If UTStarcom is acquired prior to the expiration of the offer but does not withdraw the offer, we (or the successor entity) will notify you of any material changes to the terms of the offer or the new options, including any adjustments to the exercise price and number of new options. Under such circumstances, the number of shares covered by your new options would be adjusted based on the consideration per share given to holders of our common stock in connection with the acquisition. As a result of this adjustment, you may receive new options covering more or fewer shares of the acquiror’s common stock than the number of shares subject to the eligible options that you tendered for exchange or than the number you would have received if no acquisition had occurred.

A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our stock price, including significantly increasing the price of our common stock. Depending on the structure and terms of this type of transaction, option holders who elect to participate in the offer might be deprived of the benefit of the appreciation in the price of our common stock resulting from the merger or acquisition. This could result in a greater financial benefit for those option holders who did not participate in this offer and retained their original options.

Finally, if another company acquires us, that company may, as part of the transaction or otherwise, decide to terminate some or all of our employees before the completion of this option exchange program. Termination of your employment for this or any other reason before the exchange date means that the tender of your eligible options will not be accepted, you will keep your tendered options in accordance with their original terms, and you will not receive any new options or other benefit for your tendered options.

Events Occurring After the Exchange Date. If a change in our capitalization, such as a stock split, reverse stock split, stock dividend, combination or reclassification or other similar event, occurs after the exchange date, an appropriate adjustment will be made to the number and exercise price of new options, without any change in the aggregate exercise price.

In the event of a change in control of the Company, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation, or the parent or subsidiary of the successor corporation, refuses to assume or substitute for an option, the participant will fully vest in and have the right to exercise all of his or her outstanding options, including shares as to which such awards would not otherwise be vested or exercisable.

Transferability of stock options.

Stock options generally may not be transferred, other than by will or the laws of descent or distribution.  In the event of your death, your vested options will remain exercisable for twelve (12) months and may be exercised by your designated beneficiary or, if no beneficiary has been designated, the personal representative of your estate.

Registration and sale of shares underlying stock options.

All of UTStarcom’s shares of common stock issuable upon the exercise of stock options have been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) on registration statements on Form S-8 filed with the SEC. Unless you are an employee who is considered an affiliate of UTStarcom for purposes of the Securities Act, you will be able to sell the shares purchased pursuant to the exercise of your new options free of any transfer restrictions under applicable U.S. securities laws, subject to the continued effectiveness of the Form S-8 Registration Statement. For employees residing in certain countries outside of the U.S., including China, India and Korea, you may be required to repatriate the proceeds of the sale of shares of common stock to your country of residence. Please see Schedules C – G for additional details.

U.S. federal income tax consequences.

You should refer to Section 15 of this Offer to Exchange for a discussion of the U.S. federal income tax consequences of the new options and exchanged options, as well as the consequences of accepting or rejecting this offer. If you are a taxpayer of the United States, but are also subject to the tax laws of another non-U.S. jurisdiction, you should be aware that there might be other tax and social insurance consequences that may apply to you. We strongly recommend that you consult with your own advisors to discuss the consequences to you of this transaction.

11.                               Information concerning UTStarcom.

UTStarcom is a global leader in IP-based, end-to-end networking solutions and international service and support. The company develops, manufactures and markets its broadband, wireless, and terminal solutions to network operators in both emerging and established telecommunications markets worldwide. UTStarcom enables its customers to rapidly deploy revenue-generating access services using their existing infrastructure, while providing a migration path to cost-efficient, end-to-end IP networks.

Our principal executive offices are located 1275 Harbor Bay Parkway, Alameda, California 94502, and our telephone number is (510) 864-8800. Our common stock is traded on the Nasdaq Global Market under the symbol “UTSI.”  Questions regarding this offer and the option exchange program should be directed by e-mail to equity.information@utstar.com.

For financial information concerning UTStarcom, please see Section 19 of this Offer to Exchange, entitled “Financial statements,” and the summary financial information in Schedule B to this Offer to Exchange.

Except as otherwise disclosed in this offer or in our SEC filings, we presently have no plans, proposals, or negotiations that relate to or would result in:

•             Any extraordinary transaction, such as a merger, reorganization or liquidation, involving UTStarcom;

•             Any purchase, sale or transfer of a material amount of our assets;

•             Any material change in our present dividend rate or policy, or our indebtedness or capitalization;

•             Any change in our present Board of Directors or management, including, but not limited to, any plans or proposals to change the number or term of directors or to fill any existing board vacancies or to change any executive officer’s material terms of employment;

•             Any other material change in our corporate structure or business;

•             Our common stock being delisted from the Nasdaq Global Market or not being authorized for quotation in an automated quotation system operated by a national securities association;

•             Our common stock becoming eligible for termination of registration pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•             The suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

•             The acquisition by any person of an additional amount of our securities or the disposition of an amount of any of our securities; or

•             Any change in our certificate of incorporation or bylaws, or any actions that may impede the acquisition of control of us by any person.

In the ordinary course of business, from time to time, UTStarcom evaluates acquisition or divestment opportunities. These transactions may be announced or completed in the ordinary course of business during the pendency of this offer, but there can be no assurance that an opportunity will be available to us or that we will choose to take advantage of an opportunity.

In the ordinary course of business, UTStarcom makes changes in the composition and structure of its Board of Directors and/or management. UTStarcom expects that it will continue to make changes in this regard.

12.          Interests of directors and executive officers; transactions and arrangements concerning the options.

A list of our directors and executive officers is attached to this Offer to Exchange as Schedule A. Our executive officers and the members of our Board of Directors may not participate in this offer. As of September 2, 2008, our executive officers and directors (nine (9) persons) as a group held options unexercised and outstanding under our 1997 Stock Plan, our Amended 2001 Director Option Plan, and our 2006 Equity Incentive Plan (together, the “Plans”) to purchase a total of 3,213,531of our shares, which represented approximately 23.4% of the shares subject to all options outstanding under our Plans as of that date.

The following tables below sets forth the beneficial ownership of each of our executive officers and directors of options under the Plans outstanding as of September 2, 2008.  The percentages in the tables below are based on the total number of outstanding options (i.e., whether or not eligible for exchange) to purchase our common stock, as of September 2, 2008, under our 1997 Stock Plan, which was 11,285,617,  our Amended 2001 Director Option Plan, which was 360,000, and our 2006 Equity Incentive Plan, which was 2,080,350. Our executive officers and the members of our Board of Directors are not eligible to participate in the offer.

Name of Executive Officer/Director	Position	Number of Options Outstanding Under the Plans	Percentage of Total Outstanding Options Under the Plans
Peter Blackmore	Chief Executive Officer, President and Director	750,000	5.5%
Mark Green	Senior Vice President, Global Human Resources and Real Estate	0	*
Viraj Patel	Vice President, Interim Chief Financial Officer, Corporate Controller and Chief Accounting Officer	75,000	*
Hong Liang Lu	Executive Chairman of the Board	1,476,096	10.8%
Jeff Clarke	Director	168,423	1.2%
Larry D. Horner	Director	277,796	2.0%
Allen Lenzmeier	Director	166,709	1.2%
Bruce J. Ryan	Director	80,000	*
Thomas J. Toy	Director	219,507	1.6%

*        Less than 1%.

To the best of our knowledge, none of our executive officers or directors, nor any affiliates of ours, were awarded or exercised, or engaged in any transactions involving, options to purchase our common stock issued under any of our Plans during the past sixty (60) days before and including the commencement of this offer.

13.          Status of options acquired by us in the offer; accounting consequences of the offer.

Options that we acquire through the offer will be cancelled and up to 3.2 million of the shares subject to those options will be returned to the pool of shares available for grants of new awards under our 2006 Equity Incentive Plan.

On January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” (“SFAS 123(R)”), using the modified prospective transition method. Under SFAS 123(R), we will recognize the incremental compensation cost of the new options granted in the offer. The incremental compensation cost will be measured as the excess, if any, of the fair value of each award of new options granted to employees in exchange for exchanged options, measured as of the date the new options are granted, over the fair value of the exchanged options, measured immediately prior to the exchange. This incremental compensation cost will be recognized ratably over the vesting period of the new options. In the event that any of the new options are forfeited prior to their vesting due to termination of service, the compensation cost for the forfeited options will not be recognized.

14.          Legal matters; regulatory approvals.

We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our grant of new options as contemplated by the offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency or any Nasdaq listing requirements that would be required for the acquisition or ownership of our options as contemplated herein. Should any additional approval or other action be required, we would seek such approval or take such other action. We cannot assure you that any such approval or other action, if needed, could be obtained or what the conditions imposed in connection with such approvals would entail or whether the failure to obtain any such approval or other action would result in adverse consequences to our business. Our obligation under the offer to accept tendered options for exchange and to issue new options is subject to the conditions described in Section 8 of this Offer to Exchange.

If we are prohibited by applicable laws or regulations from granting new options on the exchange date, we will not grant any new options. We are unaware of any such prohibition at this time, and we will use reasonable efforts to effect the grant, but if the grant is prohibited on the exchange date we will not accept your tendered options for exchange and you will not receive any other benefit for your tendered options.

15.          Material income tax consequences.

The tax consequence of participating in this offer will vary depending upon your country of residence and/or citizenship.  If you are a U.S. resident, please read the discussion below under “Material U.S. federal income tax consequences.”  If you participate in the offer and are subject to tax or social insurance contributions in China, India, Japan, and Korea, please refer to Schedules C – G of this Offer to Exchange for a description of the tax and social insurance consequences that may apply to you.

We recommend that you consult your own tax advisor with respect to the various tax consequences of participating in the offer, as the tax consequences to you are dependent on your individual tax situation and you may be subject to federal, state and/or local taxation.

Material U.S. federal income tax consequences.

The following is a summary of the material U.S. federal income tax consequences of the exchange of options for new options pursuant to the offer for those eligible employees subject to U.S. federal income tax.  This discussion is based on the United States Internal Revenue Code, its legislative history, treasury regulations promulgated thereunder, and administrative and judicial interpretations as of the date of this Offer to Exchange, all of which are subject to change, possibly on a retroactive basis.  This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders.  If you are a citizen or a resident of the United States, but are also subject to the tax laws of another country, you should be aware that there might be other tax and social security consequences that may apply to you.  We strongly recommend that you consult with your own advisors to discuss the consequences to you of this transaction.

Discount options.

Some eligible employees currently are holding options that were granted with an exercise price less than the fair market value of the Company’s common stock on the date the options were granted.  These options are commonly referred to as “discount” options.  Discount options, if not amended to change the exercise price to the fair market value as of the original date of grant, give rise to potential adverse tax consequences as a result of Section 409A.

The Treasury Department and the IRS have issued final regulations with respect to Section 409A, but the regulations do not provide final guidance with respect to the tax consequences of discount options.  Based on currently available guidance, we believe that if you have discount options, you may be taxed even before you exercise those options.  This would occur in the tax year in which a discount option vests, with the holder of the discount option recognizing income equal to the difference between the fair market value of the shares and the exercise price (the “spread”) and being subjected to an additional 20% tax penalty on the spread, plus interest charges.  In addition, we believe that during each subsequent tax year (until the option is exercised or expires), the holder of the discount option will be subject to additional annual income and tax penalties on any increase in value of the underlying stock. Finally, certain states have also adopted laws similar to Section 409A. Consequently, the holder of the discount option may also incur additional taxes and penalties under state law provisions. For example, California has adopted a provision similar to Section 409A and thereby imposes a 20% tax penalty with regard to discounted options (in addition to the federal 20% tax penalty and any federal and state income taxes).

Furthermore, some eligible employees are holding discount options that were granted as incentive stock options (ISOs).  Incentive stock options that were issued at a discount are referred to as “disqualified” incentive stock options because these options are not qualified to receive the tax treatment otherwise available for incentive stock options.

The listing sent to you will inform you if you hold discount options.  If you hold discount options, you may amend the options pursuant to this offer whether or not you choose to participate in the exchange for new options.  However, in order to participate in the exchange for new options, you must elect to amend the discount options.

Uncertainty.

Unfortunately, the guidance issued by the Treasury Department and the IRS has not provided comprehensive guidance with respect to the tax consequences of discount options.  There is a chance that future guidance issued may provide some relief with respect to certain eligible options and a tax advisor may advocate a position under the current statute and available guidance that your eligible options are exempt from Section 409A.

UTStarcom cannot guarantee any particular tax results related to your discount options.  Furthermore, there is uncertainty because the final tax regulations do not provide comprehensive guidance with respect to the tax consequences of discount options.  Since this offer involves complex tax considerations, we urge you to consult a financial, legal and/or tax advisor before you make any decisions about participating in this offer.

In addition, if you are subject to taxation in the United States and also are subject to taxation in another country, there may be additional tax or social insurance consequences relating to your discount options.  Please see Schedules C - G, as applicable, for a description of those tax consequences.  Further, some states, including California, may impose additional penalty taxes.  We recommend that you consult with a financial, legal and/or tax advisor regarding any tax consequences, including any state tax consequences.

Amending discount options.

By agreeing to amend a discount option, you can eliminate the potential adverse tax consequences described above.  In addition, the amended discount option is eligible for exchange in this offer.

Exchanging eligible options for new options.

Option holders who exchange outstanding options for new options generally will not be required to recognize income for U.S. federal income tax purposes at the time of the exchange. We believe that the exchange will be treated as a non-taxable exchange.

Eligible employees may have grants of nonstatutory stock options and/or incentive stock options (that is, incentive stock options that no longer quality for incentive stock option tax treatment).  If you participate in this offer, all of the eligible options that you tender for exchange will be replaced by new options that are nonstatutory stock options.  So that you are able to compare the tax treatment of nonstatutory stock options to the tax treatment of any incentive stock options that you may have, we have included the following summary as a reminder of the tax consequences generally applicable to options under U.S. federal tax law.

Nonstatutory stock options (including disqualified incentive stock options).

Under current law, an option holder generally will not realize taxable income upon the grant of a nonstatutory stock option. However, when an option holder exercises the option, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise generally will be compensation income taxable to the option holder.

The Company generally will be entitled to a deduction equal to the amount of compensation income taxable to the option holder if we comply with eligible reporting requirements.

Upon disposition of the shares, any gain or loss is treated as capital gain or loss.  Any income recognized upon exercise of a nonstatutory stock option generally will constitute wages for which withholding will be required.

Incentive stock options (ISOs).

Please note that the following discussion does not apply to any discount options you may hold that originally were granted as incentive stock options (ISOs).  Discount options are “disqualified” as ISOs and are not qualified to receive the tax treatment otherwise available for ISOs.

Under current U.S. tax law, an option holder will not realize taxable income upon the grant of an incentive stock option (ISO).  In addition, an option holder generally will not realize taxable income upon the exercise of an ISO.  However, an option holder’s alternative minimum taxable income will be increased by the amount that the aggregate fair market value of the shares underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Except in the case of an option holder’s death or disability, if an option is exercised more than three (3) months after the option holder’s termination of employment, the option ceases to be treated as an ISO and is subject to taxation under the rules that apply to nonstatutory stock options.

If an option holder sells the option shares acquired upon exercise of an ISO, the tax consequences of the disposition depend upon whether the disposition is qualifying or disqualifying. The disposition of the option shares is qualifying if it is made:

•             more than two (2) years after the date the ISO was granted (provided, however, in the event this offer is extended beyond October 1, 2008, the ISO will be deemed to have been granted on September 4, 2008, the first date of the offer); and

•             more than one (1) year after the date the ISO was exercised.

If the disposition of the option shares is qualifying, any excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain taxable to the option holder at the time of the sale. Any such capital gain will be taxed at the long-term capital gain rate in effect at the time of sale.

If the disposition is not qualifying, which we refer to as a “disqualifying disposition,” the excess of the fair market value of the option shares on the date the option was exercised (or, if less, the amount realized on the disposition of the shares) over the exercise price will be taxable income to the option holder at the time of the disposition.

Of that income, the amount up to the excess of the fair market value of the shares at the time the option was exercised over the exercise price will be ordinary income for income tax purposes and the balance, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one (1) year after the option was exercised.

Unless an option holder engages in a disqualifying disposition, we will not be entitled to a deduction with respect to an incentive stock option. If an option holder engages in a disqualifying disposition, we will generally be entitled to a deduction equal to the amount of compensation income taxable to the option holder.

We recommend that you consult your own tax advisor with respect to the federal, state, and local tax consequences of participating in the offer.

In addition, if you are a resident and/or citizen of more than one country, you should be aware that there might be tax and social insurance consequences for more than one country that may apply to you. We strongly recommend that you consult with your own advisors to discuss the consequences to you of this transaction.

16.          Extension of offer; termination; amendment.

We reserve the right, in our discretion, at any time and regardless of whether or not any event listed in Section 8 of this Offer to Exchange has occurred or is deemed by us to have occurred, to extend the period of time during which the offer is open and delay the acceptance for exchange of any options. If we elect to extend the period of time during which this offer is open, we will give you oral or written notice of the extension and delay, as described below. If we extend the expiration date, we will also extend your right to withdraw tenders of eligible options until such extended expiration date. In the case of an extension, we will issue a press release, e-mail or other form of communication no later than 6:00 a.m., Pacific Time, on the next U.S. business day after the previously scheduled expiration date.

We also reserve the right, in our reasonable judgment, before the expiration date to terminate or amend the offer and to postpone our acceptance and cancellation of any options elected to be exchanged if any of the events listed in Section 8 of this Offer to Exchange occurs, by giving oral or written notice of the termination or postponement to you or by making a public announcement of the termination. Our reservation of the right to delay our acceptance and cancellation of options elected to be exchanged is limited by Rule 13e-4(f)(5) under the Exchange Act which requires that we must pay the consideration offered or return the options promptly after termination or withdrawal of a tender offer.

Subject to compliance with applicable law, we further reserve the right, before the expiration date, in our discretion, and regardless of whether any event listed in Section 8 of this Offer to Exchange has occurred or is deemed by us to have occurred, to amend the offer in any respect, including by decreasing or increasing the consideration offered in this offer to option holders or by decreasing or increasing the number of options being sought in this offer. As a reminder, if a particular option expires after commencement, but before cancellation under the offer, that particular option is not eligible for exchange. Therefore, if we extend the offer for any reason and if a particular option that was tendered before the originally scheduled expiration of the offer expires after such originally scheduled expiration date but before the actual cancellation date under the extended offer, that option would not be eligible for exchange.

The minimum period during which the offer will remain open following material changes in the terms of the offer or in the information concerning the offer, other than a change in the consideration being offered by us or a change in amount of existing options sought, will depend on the facts and circumstances of such change, including the relative materiality of the terms or information changes. If we modify the number of eligible options being sought in this offer or the consideration being offered by us for the eligible options in this offer, the offer will remain open for at least ten (10) U.S. business days from the date of notice of such modification. If any term of the offer is amended in a manner that we determine constitutes a material change adversely affecting any holder of eligible options, we will promptly disclose the amendments in a manner reasonably calculated to inform holders of eligible options of such amendment, and we will extend the offer’s period so that at least five (5) U.S. business days, or such longer period as may be required by the tender offer rules, remain after such change.

For purposes of the offer, a “business day” means any day other than a Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time.

17.          Fees and expenses.

We will not pay any fees or commissions to any broker, dealer or other person for soliciting options to be exchanged through this offer.

18.          Additional information.

This Offer to Exchange is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO.  We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to elect to exchange your options:

1.          Our quarterly report on Form 10-Q for our fiscal quarter ended June 30, 2008 filed with the SEC on August 11, 2008;

2.          Our current reports on Form 8-K filed with the SEC on August 28, 2008 and July 8, 2008;

3.          Our definitive proxy statement on Schedule 14A for our 2008 annual meeting of stockholders filed with the SEC on April 29, 2008;

4.          Our annual report on Form 10-K for our fiscal year ended December 31, 2007 filed with the SEC on March 3, 2008; and

5.   The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on February 23, 2000 and any further amendment or report filed thereafter for the purpose of updating such description.

These filings, our other annual, quarterly, and current reports, our proxy statements, and our other SEC filings may be examined, and copies may be obtained, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  Our SEC filings are also available to the public on the SEC’s Internet site at http://www.sec.gov.

Each person to whom a copy of this Offer to Exchange is delivered may obtain a copy of any or all of the documents to which we have referred you, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents, at no cost, by contacting us by e-mail at equity.information@utstar.com.

As you read the documents listed above, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Offer to Exchange, you should rely on the statements made in the most recent document.

The information contained in this Offer to Exchange about us should be read together with the information contained in the documents to which we have referred you, in making your decision as to whether or not to participate in this offer.

19.          Financial statements.

The financial information, including financial statements and the notes thereto, included in our annual report on Form 10-K for the fiscal year ended December 31, 2007, filed with the SEC on March 3, 2008, and our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2008, filed with the SEC on August 11, 2008, is incorporated herein by reference.  The complete financial information in these reports may be obtained by accessing our public filings with the SEC by following the instructions in Section 18 of this Offer to Exchange. A summary of certain financial information in these reports is attached as Schedule B to this Offer to Exchange.

20.          Miscellaneous.

We are not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will options be accepted from the option holders residing in such jurisdiction.

We have not authorized any person to make any recommendation on our behalf as to whether you should elect to exchange your options through the offer. You should rely only on the information in this document or documents to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the offer other than the information and representations contained in this Offer to Exchange and in the related option exchange program documents. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation, or information as having been authorized by us.

UTStarcom, Inc.

September 4, 2008

SCHEDULE A

INFORMATION CONCERNING THE EXECUTIVE OFFICERS

AND DIRECTORS OF UTSTARCOM, INC.

The executive officers and directors of UTStarcom, Inc. are set forth in the following table:

Name	Position and Offices Held
Peter Blackmore	Chief Executive Officer, President and Director
Mark Green	Senior Vice President, Global Human Resources and Real Estate
Viraj Patel	Vice President, Interim Chief Financial Officer, Corporate Controller and Chief Accounting Officer
Hong Liang Lu	Executive Chairman of the Board
Jeff Clarke	Director
Larry D. Horner	Director
Allen Lenzmeier	Director
Bruce J. Ryan	Director
Thomas J. Toy	Director

The address of each executive officer and director is:

UTStarcom, Inc.

1275 Harbor Bay Parkway

Alameda, California 94502

Our executive officers and directors are not eligible to participate in this offer.

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SCHEDULE B

SUMMARY FINANCIAL INFORMATION OF UTSTARCOM, INC.

                The following summary financial information is derived from the unaudited financial statements in our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2008 and the audited financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2007.

	Six months ended June 30,		Years ended December 31,
	2008	2007	2007	2006
	(Unaudited)
	(in thousands, except per share amounts)
Consolidated Statement of Operations:
Net sales	$1,218,745	$1,014,146	$2,466,970	$2,458,861
Gross profit	174,027	155,014	321,451	385,744
Operating loss	(61,967)	(107,598)	(212,045)	(138,160)
Net loss	(13,423)	(115,690)	(195,575)	(117,345)
Loss per share:
- Basic and Diluted	$(0.11)	$(0.96)	$(1.62)	$(0.97)

	Period ended June 30,	Periods ended December 31,
	2008	2007	2006
	(Unaudited)
	(in thousands)	(in thousands)
Consolidated Balance Sheet:
Cash and cash equivalents	$253,901	$437,449	$661,623
Current assets	1,264,309	1,492,966	1,845,026
Non current assets	471,267	491,622	538,279
Current liabilities	898,578	1,103,216	1,044,670
Non current liabilities	248,365	259,691	557,782
Total stockholder’s equity	587,837	617,976	774,360

Book Value.

At June 30, 2008, UTStarcom had a book value per share of $4.68.

Ratio of Earnings to Fixed Charges.

A company’s ratio of earnings to fixed charges is computed by dividing earnings by fixed charges.  For the purposes of computing the ratio of earnings to fixed charges, earnings consist of pretax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income/loss from equity investments, excluding capitalized interest.  Fixed charges consist of interest and amortization of debt expense, including the interest portion of rental obligations deemed representative of the interest factor.

We have not computed UTStarcom’s ratio of earnings to fixed charges for the six months ended June 30, 2008, the year ended December 31, 2007, or the year ended December 31, 2006 because our fixed charges exceeded our earnings by $14.3 million for the six months ended June 30, 2008, $165.5 million for the year ended December 31, 2007, and $133.9 million for the year ended December 31, 2006.

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SCHEDULE C

 A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES IN CHINA

The following is a general summary of the material tax consequences of accepting the offer for eligible employees subject to tax in China.  This summary is based on the law in effect in China as of August 2008.  This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees.  Please note that tax laws change frequently and occasionally on a retroactive basis.  As a result, the information contained in this summary may be out of date when the new options are granted or exercised and you sell shares acquired at exercise.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you.  You are strongly advised to seek appropriate professional advice as to how the tax or other laws in China apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new options.

Grant of New Options

You will not be subject to tax when the new options are granted to you.

Exercise of New Options/Sale of Shares

Due to legal restrictions in China, you must exercise your new options by a cashless, sell-all method of exercise.  This means that when you exercise the option, the Company’s broker will immediately sell all of the shares acquired upon exercise of the new options and will forward the exercise price to the Company on your behalf.  You will receive the remaining cash proceeds equal to the difference between the exercise price and the proceeds from the sale of your shares subject to the new options less any applicable taxes (as described below) and brokerage fees.  You will not be entitled to hold any shares.  Please note that the eligible options may not have limited your ability to exercise to a cashless, sell-all exercise.

As mentioned above, when you exercise the new options and sell the shares subject to the new options, you will be subject to income tax on the difference (or “spread”) between the fair market value of the shares on the date of exercise/sale and the exercise price.  You may also be subject to social insurance contributions on the spread.

Withholding and Reporting

The spread realized at exercise/sale will be compensation to you and your employer will withhold and report income tax on the spread.  Your employer likely will not be required to withhold for social insurance purposes, although this result is not certain.  Should there be a difference between the actual tax liability and the amount withheld, it is your responsibility to report and pay any additional taxes resulting from your participation in the 2006 Equity Incentive Plan (i.e., the exercise of the new option/sale of your shares).

Special Terms

Exchange control requirements may apply at exercise of the new options/sale of your the shares, including a requirement to repatriate the proceeds of the sale to China if you are a Chinese national.  To comply with these requirements, your new options are conditioned upon you agreeing to exercise using a cashless, sell- all exercise (as explained above) and immediately repatriating the proceeds from the sale of shares to China.  At the Company’s instruction, the proceeds of the sale of shares may need to be repatriated through a special Chinese foreign currency bank account maintained by the Company.  Please consult your personal legal advisor regarding the requirements for complying with exchange controls and repatriating any proceeds realized under the 2006 Equity Incentive Plan to China.

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SCHEDULE D

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES IN HONG KONG

The following is a general summary of the material tax consequences of accepting the offer for eligible employees subject to tax in Hong Kong.  This summary is based on the law in effect in Hong Kong as of August 2008.  This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees.  Please note that tax laws change frequently and occasionally on a retroactive basis.  As a result, the information contained in this summary may be out of date when the new options are granted or exercised, or when you subsequently sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you.  You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Hong Kong apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new options.

Grant of New Options

You will not be subject to tax when the new options are granted to you.

Exercise of New Options

When you exercise the new options, you will be subject to salaries tax on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price.  You will not be subject to Mandatory Provident Fund contributions on the spread at exercise, as it is not considered “relevant income” for the purposes of your obligations under the Mandatory Provident Fund Schemes Ordinance.

Please note that if you leave Hong Kong permanently and subsequently exercise the new options, the spread nevertheless will be considered Hong Kong-source income subject to salaries tax in Hong Kong.  You may elect to settle your tax liability prior to leaving Hong Kong, thereby removing any continuing filing obligations.  In such case, you will be taxed on a “notional” spread based on the assumption that the new options were exercised on a day within 7 days before the date of submission of your tax return for the year of assessment in which you permanently depart Hong Kong.  If the value of the shares increases, such that the actual spread is greater than the notional spread, no additional tax will be due.  If the value of the shares decreases, such that the actual spread is less than the notional spread, you may request a refund of any tax overpayment.

Sale of Shares

When you sell the shares acquired at exercise of the new options, you will not be subject to gains tax.

Withholding and Reporting

Your employer is not required to withhold tax when you exercise the new options, but is required to report the income to the Inland Revenue Department.  It is your responsibility to report on your annual tax return and pay any salaries taxes resulting from the exercise of the new options.

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If you leave Hong Kong permanently and subsequently exercise the new options and do not settle your tax liability prior to departure, as described above, you and your employer remain obligated to report the income resulting from the exercise of the new options and you remain obligated to pay any applicable tax.

Special Terms

WARNING.  The Offer to Exchange eligible options, grant of new options and the shares issued upon exercise do not constitute a public offer of securities under Hong Kong law and are available only to employees of the Company or its subsidiaries or affiliates.

Please note that this Offer to Exchange and your grant documents have not been reviewed by any regulatory authority in Hong Kong.  You are cautioned to review the Offer to Exchange and grant documentation carefully as it may not include the same information as an offer made by a Hong Kong issuer.  If you are in any doubt about the contents of the Offer to Exchange, the new option grants or the 2006 Equity Incentive Plan, you should obtain independent legal advice.

D-2

SCHEDULE E

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES IN INDIA

The following is a general summary of the material tax consequences of accepting the offer for eligible employees subject to tax in India.  This summary is based on the law in effect in India as of August 2008.  This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees.  Please note that tax laws change frequently and occasionally on a retroactive basis.  As a result, the information contained in this summary may be out of date when the new options are granted or exercised, or when you subsequently sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you.  You are strongly advised to seek appropriate professional advice as to how the tax or other laws in India apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new options.

Grant of New Options

You will not be subject to tax when the new options are granted to you.

Exercise of New Options

When you exercise the new options, you will not be subject to income tax, provident fund contributions or other social insurance contributions on the income.

Fringe Benefit Tax – Please take into account the following difference between eligible options and new options when deciding whether to participate in the Offer to Exchange:  At the time an employee exercises options, the employer generally is subject to a Fringe Benefit Tax (“FBT”) on the difference between the exercise price and the fair market value(1) of the shares at vesting.  Currently, the Company is liable for the FBT due at exercise on eligible options and will remain liable for the FBT on your eligible options that you do not exchange in this offer.  As permitted by law, however, the Company intends to shift to employees the liability for the FBT due at exercise on the new options.  Accordingly, with respect to the new options you receive in exchange for your eligible options, you will be subject to FBT on the difference between the exercise price and the fair market value of the shares at vesting when you exercise the new options (at a rate of 33.99%).  If the fair market value of the shares at vesting is greater than the exercise price of the new options and the fair market value of the shares decreases between vesting and exercise, you will still be liable for FBT on the difference between the exercise price and the value of the shares on the vesting date.

Sale of Shares

When you sell the shares acquired at exercise of the new options, you will be subject to capital gains tax.  The taxable amount will be the difference between the sale price and the fair market value of the shares at vesting.  If you hold the shares for more than 12 months after exercise, you will be taxed at the more favorable long-term capital gains tax rate.  If you hold the shares for 12 months or less after exercise, you will be taxed at the short-term capital gains tax rate (which is the same as your progressive income tax rate).

(1) For purposes of FBT, the fair market value of the shares must be determined by a Class 1 Merchant Banker in India.

E-1

Withholding and Reporting

Your employer will withhold and report the FBT transferred to you when you exercise the new options.  You are solely responsible for reporting and paying any tax resulting from the sale of your shares.

Other Information

Exchange Control Notification

You must repatriate to India all proceeds from the sale of shares acquired at exercise of the new options within a reasonable time (i.e., not more than 90 days after the sale of shares).  You will receive a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency.  You should maintain the FIRC as evidence of the repatriation of funds in the event that the Reserve Bank of India or your employer requests proof of repatriation.

E-2

SCHEDULE F

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES IN JAPAN

The following is a general summary of the material tax consequences of accepting the offer for eligible employees subject to tax in Japan.  This summary is based on the law in effect in Japan as of August 2008.  This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees.  Please note that tax laws change frequently and occasionally on a retroactive basis.  As a result, the information contained in this summary may be out of date when the new options are granted or exercised, or when you subsequently sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you.  You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Japan apply to your specific situation.

Tax Information

Option Exchange

There is no authority under Japanese tax law which addresses the tax consequences of an option exchange.  You likely will not be subject to tax as a result of the exchange of eligible options for the new options, but that result is not certain given the lack of authority.  You should check with your tax advisor for information concerning possible tax consequences to you.

Grant of New Options

You likely will not be subject to tax when the new options are granted to you.

Exercise of New Options

When you exercise the new options, you will be subject to tax on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price.  The spread likely will be characterized as remuneration income and will be taxed at your marginal tax rate.  You likely will not be subject to social insurance contributions on the spread when you exercise the new options.

Sale of Shares

When you sell the shares acquired at exercise of the new options, you will be subject to capital gains tax on the difference between the sale price and the fair market value of the shares at exercise.  You may be eligible for a reduced tax rate depending on the circumstances of the sale.  Please consult your personal tax advisor regarding whether you will be eligible for a reduced tax rate.

Withholding and Reporting

Your employer is not required to withhold or report income tax when you exercise the new options.  You are solely responsible for filing a personal tax return and reporting and paying any taxes resulting from this Offer to Exchange, the grant and exercise of the new options, and the sale of shares.

Please note that the Japanese tax authorities are aware that employees of Japanese affiliates of U.S. companies may earn substantial income as a result of their participation in an equity incentive plan; thus, they are systematically auditing the tax returns of such employees to confirm that the resulting income is being correctly reported.

F-1

Other Information

Exchange Control Notification

If you purchase shares with a value exceeding ¥30,000,000 in a single transaction, you must file a Payment Report with the Ministry of Finance.  If the payment is made without the involvement of a bank in Japan, the Payment Report must be filed by the 20th day of the month following the month the payment is made.  If the payment is made through a bank in Japan, the Payment Report must be filed through the bank within 10 days after the payment is made.

If you purchase shares with a value exceeding ¥100,000,000 in a single transaction, you must file a Securities Acquisition Report, in addition to the Payment Report, with the Ministry of Finance through the Bank of Japan within 20 days of the purchase of the shares.

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SCHEDULE G

A GUIDE TO ISSUES FOR NON-U.S. EMPLOYEES IN KOREA

The following is a general summary of the material tax consequences of accepting the offer for eligible employees subject to tax in Korea.  This summary is based on the law in effect in Korea as of August 2008.  This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees.  Please note that tax laws change frequently and occasionally on a retroactive basis.  As a result, the information contained in this summary may be out of date when the new options are granted or exercised, or when you subsequently sell shares acquired at exercise of the new options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you.  You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Korea apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the new options.

Grant of New Options

You will not be subject to tax when the new options are granted to you.

Exercise of New Options

When you exercise the new options, you will be subject to income tax and social insurance contributions (to the extent you have not already exceeded the applicable contribution ceiling) on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price.  The spread will be considered Class B income.

Sale of Shares

When you sell the shares acquired at exercise of the new options, you will be subject to capital gains tax on the difference between the sale price and the fair market value of the shares at exercise, unless the gain you have realized from the sale of shares in that year is less than the exempt amount, which is currently KRW2,500,000 per year per type of asset sold.  Thus, any gain you realize on stock assets that exceeds KRW2,500,000 will be subject to capital gains tax.

Withholding and Reporting

Your employer is not required to withhold or report income tax when you exercise the new options.  However, your employer may be required to withhold social insurance contributions on the spread at exercise of the new options.  You are solely responsible for reporting and paying any taxes due as a result of the Offer to Exchange, the grant and exercise of the new options and the subsequent sale of shares.  If you join a Taxpayer’s Association whereby you routinely report your overseas income, you will be eligible for a 10% tax deduction.  Alternatively, you may report and pay the tax as part of your Global Tax Return which must be filed by May 31 of the year following the year in which the taxable event occurred.

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Other Information

Exchange Control

If you remit funds out of Korea to pay the option price at exercise of the new options, your remittance must be “confirmed” by a foreign exchange bank in Korea.  This is an automatic procedure, i.e., the bank does not need to “approve” the remittance, and it should take no more than a single day to process.  The following supporting documents evidencing the nature of the remittance must be submitted to the bank together with the confirmation application: (i) the notice of grant; (ii) the 20006 Equity Incentive Plan; (iii) a document evidencing the type of shares to be acquired and the amount (e.g., the award certificate); and (iv) your certificate of employment.  This confirmation is not necessary for cashless exercises because no funds are remitted out of Korea.

Additionally, exchange control laws require Korean residents who realize US$500,000 or more from the sale of shares to repatriate the proceeds to Korea within 18 months of the sale.

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